EXHIBIT 10.89

LOAN AGREEMENT

Dated as of June 4, 2010

between

The entities listed on Schedule L attached hereto,

individually and collectively, as Borrower,

and

GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P.,

as Lender

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TABLE OF CONTENTS

Page

DEFINITIONS	1

ARTICLE I

GENERAL TERMS

ARTICLE II
DEFEASANCE; ASSUMPTION

Section 2.1	Defeasance	31
Section 2.2	Assumption	33
Section 2.3	Transfers to Qualified Equityholders	34

ARTICLE III
ACCOUNTS

ARTICLE IV
REPRESENTATIONS

Section 4.1	Organization	41
Section 4.2	Authorization	41
Section 4.3	No Conflicts	41

ARTICLE V
AFFIRMATIVE COVENANTS

ARTICLE VI
NEGATIVE COVENANTS

Section 6.1	Liens on the Properties	68
Section 6.2	Ownership	68
Section 6.3	Transfer; Change of Control	68
Section 6.4	Debt	68
Section 6.5	Dissolution; Merger or Consolidation	69
Section 6.6	Change in Business	69

ARTICLE VII
DEFAULTS

Section 7.1	Event of Default	71
Section 7.2	Remedies	75
Section 7.3	No Waiver	76
Section 7.4	Application of Payments after an Event of Default	76

ARTICLE VIII
CONDITIONS PRECEDENT

Section 8.1	Conditions Precedent to Closing	76

ARTICLE IX
MISCELLANEOUS

ARTICLE X
CONTRIBUTION AGREEMENT

Section 10.1	Contribution Generally	90
Section 10.2	Reimbursement Contribution	90
Section 10.3	Defaulting Borrower	91
Section 10.4	Maximum Liability	91
Section 10.5	Applicable Contributions	91
Section 10.6	Reimbursement Contribution as Asset	91
Section 10.7	Subordination	91
Section 10.8	Waivers	91

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Exhibits

A           Organizational Chart
B           Form of Tenant Notice

Schedules

A           Property
B           Exception Report
C           Deferred Maintenance Conditions
D           Unfunded Obligations
E           Rent Roll
F           Material Agreements
G           Allocated Loan Amounts
H           Lease Exceptions to Representations
I           Properties Requiring Separate Tax Lot Designations
J           Investment Grade Rated Tenants
K           Tenant Improvements and Material Alterations Currently Underway
L           List of Borrowers

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LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated June 4, 2010 and is between GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership, as lender (together with its successors and assigns, including, without limitation, any lawful holder of any portion of the Indebtedness, as hereinafter defined, “Lender”), and the entities listed on Schedule L attached hereto, individually and collectively, as the context requires, as borrower (together with their permitted successors and assigns, “Borrower”).

RECITALS

Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the Properties (as hereinafter defined).

Lender is willing to make the Loan on the terms and conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, issues the Note and executes and delivers the other Loan Documents.

Therefore, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lender and Borrower agree, represent and warrant as follows:

DEFINITIONS

(a)           When used in this Agreement, the following capitalized terms have the following meanings:

“Account Collateral” means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all securities and investment property credited thereto and all proceeds thereof (including, without limitation, proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

“actual knowledge” means the conscious awareness of facts or other information.

“Affiliate” means as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.

“Affiliated Approved Property Manager” shall mean any Approved Property Manager which is an Affiliate of Borrower or Sponsor.

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“Agreement” means this Loan Agreement, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified.

“Allocated Loan Amount” means, with respect to each Property, the portion of the Loan Amount allocated thereto as set forth in Schedule G attached hereto.

“ALTA” means the American Land Title Association, or any successor thereto.

“Alteration” means any demolition, alteration, installation, improvement  or expansion of or to any of the Properties or any portion thereof.

“Alteration Threshold Amount” has the meaning set forth in Section 6.13.

“Annual Budget” means a capital and operating expenditure budget for the Properties prepared by Borrower and specifying amounts sufficient to operate and maintain the Properties at a standard at least equal to that maintained on the Closing Date.

“Appraisal” means, with respect to each Property, an as-is appraisal of such Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

“Approved Annual Budget” has the meaning set forth in Section 5.17.

“Approved Management Agreement” means that certain Property Management and Leasing Agreement, dated as of October 8, 2008, among Sponsor, Cole REIT III Operating Partnership, LP, and the initial Approved Property Manager, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified to the extent permitted hereunder, and any other management agreement that is approved by Lender and with respect to which the Rating Condition is satisfied as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified to the extent permitted hereunder.

“Approved Property Manager” means Cole Realty Advisors, Inc., an Arizona corporation, or any other management company approved by Lender and with respect to which the Rating Condition is satisfied, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

“Assignment” has the meaning set forth in Section 9.7(b).

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“Assignment of Rents and Leases” means, with respect to each Property, that certain assignment of leases and rents, executed by Borrower as of the Closing Date, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified.

“Assumption” has the meaning set forth in Section 2.2.

“Bankruptcy Code” has the meaning set forth in Section 7.1(d).

“Basic Carrying Costs Escrow Account” has the meaning set forth in Section 3.4(a).

“Blocked Account” has the meaning set forth in Section 3.1(b).

“Blocked Account Control Agreement” has the meaning set forth in Section 3.1(b).

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer’s collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.

“Capital Expenditure” means hard and soft costs incurred by Borrower with respect to replacements and capital repairs made to the Properties (including, without limitation, repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

“Cash Management Account” has the meaning set forth in Section 3.1(a).

“Cash Management Agreement” has the meaning set forth in Section 3.1(a).

“Cash Management Bank” means a depository institution selected by Lender in which Eligible Accounts may be maintained.  The initial Cash Management Bank shall be Bank of New York Mellon.

“Casualty” means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of any Property.

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“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, or (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements.

“Certificates” means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

“Change of Control” means the failure of Borrower to be Controlled by one or more Qualified Equityholders (individually or collectively), provided that other than in connection with an Assumption pursuant to Section 2.2, the term “Qualified Equityholders” as used in this definition shall exclude those Persons described in clause (iv) of the definition of Qualified Equityholders.

“Closing Date” means the date of this Agreement.

“Closing Date DSCR” means 2.34x.

“Closing Date NOI” means $10,521,515.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means all assets owned from time to time by Borrower including, without limitation, the Properties, the Revenues and all other tangible and intangible property (including, without limitation, any Defeasance Collateral) in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.

“Collateral Accounts” means, collectively, the Cash Management Account, any Blocked Account, the Basic Carrying Costs Escrow Account, the Excess Cash Flow Reserve Account, the Unfunded Obligations Account (if any) and the Deferred Maintenance and Environmental Escrow Account (if any).

“Condemnation” means a taking or voluntary conveyance of all or part of any of the Properties or any interest in or right accruing to or use of any of the Properties, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

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“Contingent Obligation” means, with respect to any Person, any obligation of such Person directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

“Control” of any entity means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).

“Cooperation Agreement” means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, among Borrower, Lender and Sponsor, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified.

“CVS Properties” means each of the Properties listed under the heading “CVS” on Schedule A attached hereto.

“Damages” to a party means any and all liabilities, obligations, losses, demands, damages, penalties, assessments, actions, causes of action, judgments, proceedings, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and other costs of defense and/or enforcement whether or not suit is brought), fines, charges, fees, settlement costs and disbursements imposed on, incurred by or asserted against such party.

“Debt” means, with respect to any Person, without duplication:

(i)           all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture), including, without limitation, indebtedness for borrowed money or for the deferred purchase price of property or services;

(ii)            all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

(iii)           all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions which are not yet due and payable;

(iv)            all Contingent Obligations of such Person;

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(v)            all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, floors, collars or similar agreements) and similar agreements;

(vi)            all contractual indemnity obligations of such Person; and

(vii)                      any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.

“Default” means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Interest” means, upon the occurrence and during the continuance of an Event of Default, the amount by which interest accrued on the Notes at their respective Default Rates exceeds the amount of interest that would have accrued on the Notes at their respective Interest Rates.

“Default Rate” means, with respect to any Note, 3% per annum in excess of the interest rate otherwise applicable to such Note hereunder; provided that, if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Default Rate shall be limited to the maximum rate permitted by applicable law.

“Defeasance Borrower” has the meaning set forth in Section 2.1(c).

“Defeasance Collateral” means direct, non-callable obligations of the United States of America or other obligations that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that, in each case, are guaranteed by the full faith and credit of the United States of America.

“Defeasance Pledge Agreement” has the meaning set forth in Section 2.1(a)(iii).

“Defease” means to deliver Defeasance Collateral as substitute Collateral for the Loan in accordance with Section 2.1; and the terms “Defeased” and “Defeasance” have meanings correlative to the foregoing.

“Defeased Note” has the meaning set forth in Section 2.1(b).

“Deferred Maintenance Amount” means $30,349.

“Deferred Maintenance Conditions” means those items described in Schedule C attached hereto.

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“Deferred Maintenance and Environmental Escrow Account” has the meaning set forth in Section 3.5(a).

“DSCR” means, with respect to any Test Period, the quotient of (i) Net Operating Income for such Test Period divided by (ii) the product of (x) the outstanding principal balance of the Loan on the last day of such Test Period and (y) 6.98% and (z) a fraction, the numerator of which is the actual number of days in such Test Period and the denominator of which is 360.

“DSCR Threshold” means, with respect to any release of a Property, the greater of (x) the Closing Date DSCR and (y) DSCR immediately prior to such release.

“Eligible Account” means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution which has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity.

“Eligible Institution” means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A–1, Prime-1 and/or F-1, as applicable, by each of the Rating Agencies and whose long-term senior unsecured debt obligations are rated at least A -, A and/or A2, as applicable, by each of the Rating Agencies, and whose deposits are insured by the FDIC or (ii) with respect to which the Rating Condition is satisfied.

“Embargoed Person” has the meaning set forth in Section 4.39.

“Engineering Report” means a structural and seismic engineering report or reports (including, without limitation, a “probable maximum loss” calculation, if applicable) with respect to each of the Properties prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

“Environmental Claim” means any written notice, claim, proceeding, investigation or demand by any Person or Governmental Authority alleging or asserting liability or obligation with respect to Borrower or any of the Properties arising out of, based on or resulting from (i) the actual or alleged presence, Use or Release of any Hazardous Substance, (ii) any actual or alleged violation of any Environmental Law, or (iii) any actual or alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

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“Environmental Indemnity” means, with respect to each Property, that certain environmental indemnity agreement executed by Borrower and the Sponsor as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.

“Environmental Laws” means any and all present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to pollution, the preservation, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances, or relating to the liability for or costs of other actual or threatened danger to health or the environment.  The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  The term “Environmental Law” also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority (or Licensed Site Professional as defined under 310 CMR 40.0006(12) of the Massachusetts Contingency Plan regulations or an equivalent Person under other applicable state law) of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Reports” means “Phase I Environmental Site Assessments” as defined in the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527-05 (and, if necessary, “Phase II Environmental Site Assessments”), prepared by an independent environmental consultant approved by Lender and delivered to Lender and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

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“ERISA Affiliate,” at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

“Event of Default” has the meaning set forth in Section 7.1.

“Excess Cash Flow Reserve Account” has the meaning set forth in Section 3.7(a).

“Exception Report” means the report prepared by Borrower and attached to this Agreement as Schedule B attached hereto, setting forth any exceptions to the representations set forth in Article IV.

“Fiscal Quarter” means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.

“Fiscal Year” means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld.

“Fitch” means Fitch, Inc. and its successors.

“Force Majeure” means a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppage, shortages of labor or materials or similar causes beyond the reasonable control of Borrower; provided that, with respect to any of such circumstances, for the purposes of this Agreement, (1) any period of Force Majeure shall apply only to performance of the obligations necessarily affected by such circumstance and shall continue only so long as Borrower is continuously and diligently using all reasonable efforts to minimize the effect and duration thereof; and (2) Force Majeure shall not include the unavailability or insufficiency of funds.

“Form W-8BEN” means Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) of the Department of Treasury of the United States of America, and any successor form.

“Form W-8ECI” means Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America, and any successor form.

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“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any court) having jurisdiction over the Properties, Collateral, Sponsor and/or Borrower.

“Guaranty” means that certain guaranty, dated as of the Closing Date, executed by Sponsor for the benefit of Lender, as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified.

“Hazardous Substances” means any and all substances, materials or wastes (whether solid, liquid or gas) defined, listed, or otherwise classified as “hazardous”or  “toxic,”  or as a contaminant or pollutant (or words of similar meaning or regulatory effect) under any present or future Environmental Laws or that may have a negative impact on human health or the environment or the presence of which on, in or under any of the Properties is prohibited or requires investigation or remediation under Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides, and radioactive materials, flammables and explosives and compounds containing them.

“Increased Costs” has the meaning set forth in Section 1.4(d).

“Indebtedness” means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including, without limitation, all transaction costs, Yield Maintenance Premiums and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

“Indemnified Liabilities” has the meaning set forth in Section 9.19(b).

“Indemnified Parties” has the meaning set forth in Section 5.18.

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“Independent Director” or “Independent Manager” of any corporation or limited liability company means an individual who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate, officer or director of Borrower and that provides professional independent directors or independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i)           a member, partner, equityholder, manager, director, officer or employee of Borrower or any of their respective equityholders or Affiliates (other than as an independent director or manager of Borrower or any Affiliate of Borrower that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);

 (ii)           a creditor, supplier or service provider (including, without limitation, provider of professional services) to Borrower or any of its equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and which also provides lien search and other similar services to Borrower or any of its equityholders or Affiliates in the ordinary course of business);

(iii)           a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv)           a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

A natural Person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a Single-Purpose Entity affiliated with the corporation or limited liability company shall be qualified to serve as an Independent Director or Independent Manager of the corporation or limited liability company, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of the corporation or limited liability company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  The same persons may not serve as Independent Directors or Independent Managers of the corporation or limited liability company and Independent Directors or Independent Managers of a member of the corporation or limited liability company.

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“Initial Interest Rate” means 5.731% per annum.

“Initial Principal Payment Date” means the Payment Date in July, 2015.

“Insurance Requirements” means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting any of the Properties or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over any of the Properties, or any other body exercising similar functions.

“Interest Accrual Period” means each period from and including, without limitation, the sixth day of a calendar month through and including, without limitation, the fifth day of the immediately succeeding calendar month; provided that, prior to a Securitization, Lender shall have the right, in connection with a change in the Payment Date in accordance with the definition thereof, to make a corresponding change to the Interest Accrual Period.  Notwithstanding the foregoing, the first Interest Accrual Period shall commence on and include the Closing Date.

“Interest Rate” means (i) with respect to the initial Note, the Initial Interest Rate, and (ii) with respect to each Note resulting from the bifurcation of the initial Note into multiple Notes pursuant to Section 1.1(c), the per annum interest rate of such Note as determined by Lender in accordance with such Section.

“Lease” means any lease, license, letting, concession, occupancy agreement, sublease to which Borrower is a party or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, sublessor, licensor or other grantor existing as of the Closing Date or hereafter entered into by Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any of the Properties, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Commissions” means leasing commissions required to be paid by Borrower in connection with the leasing of space to Tenants at any of the Properties pursuant to Leases entered into by Borrower in accordance herewith and payable in accordance with third-party/arm’s-length brokerage agreements, provided that the commissions payable pursuant thereto are commercially reasonable based upon the then current brokerage market for property of a similar type and quality to such Property in the geographic market in which such Property is located.

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“Legal Requirements” means                                                      all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting either Borrower or any of the Properties or other Collateral or the construction, ownership, use, alteration or operation of, or any portion of any Property or other Collateral (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto.

“Lender” has the meaning set forth in the first paragraph of this Agreement and in Section 9.7.

“Letter of Credit” means an irrevocable, unconditional (other than ministerial conditions), transferable, clean sight draft letter of credit, as the same may be replaced, split, substituted, modified, amended, supplemented, assigned or otherwise restated from time to time, (either an evergreen letter of credit or a letter of credit which does not expire until at least two (2) Business Days after the Maturity Date or such earlier date as such Letter of Credit is no longer required pursuant to the terms of this Agreement) in favor of Lender and entitling Lender to draw thereon based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon, and issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution.

“Lien” means any mortgage, lien (statutory or other), pledge, hypothecation, assignment for security, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics’, materialmen’s and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

“Loan” has the meaning set forth in Section 1.1(a).

“Loan Amount” means $63,600,000.

“Loan Documents” means this Agreement, each of the Notes, each of the Mortgages (and related financing statements), each of the Assignments of Rents and Leases, the Environmental Indemnity, the Subordination of Property Management Agreement, the Cash Management Agreement, any Blocked Account Control Agreement, the Cooperation Agreement, the Guaranty, any Defeasance Pledge Agreement, and all other agreements, instruments, certificates and documents executed by Borrower or Sponsor that are necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above, as all of the aforesaid may be modified or replaced from time to time in accordance herewith.

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“Lockout Period” means the period from the Closing Date to but excluding the first Payment Date following the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the second anniversary of the date on which the entire Loan (including, without limitation, any subordinated interest therein) has been securitized pursuant to a Securitization or series of Securitizations.

“Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of any of the Properties in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including, without limitation, all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

“Loss Proceeds Account” has the meaning set forth in Section 3.3(a).

“Loss Proceeds Threshold Amount” means the lesser of $200,000 or ten percent (10%) of the applicable Allocated Loan Amount.

“Major Lease” means any Lease which (i) when aggregated with all other Leases at the applicable Property with the same Tenant (or Tenant Affiliates), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in each such Lease, is expected to contribute more than ten percent (10%) of the base contractual rental revenue of such Property during any 12-month period, after adjustment to eliminate the effect of free rent periods, (ii) contains an option or preferential right to purchase all or any portion of such Property, (iii) is with an Affiliate of Borrower as Tenant, or (iv) is entered into upon the occurrence and during the continuance of an Event of Default.

“Material Action” shall mean any action to consolidate or merge the applicable Single-Purpose Entity with or into any Person, or sell all or substantially all of the assets of such Single-Purpose Entity except as expressly permitted by the Loan Documents, or to institute proceedings to have the Single-Purpose Entity be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Single-Purpose Entity or file a petition seeking, or consent to, reorganization or relief with respect to the Single-Purpose Entity under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Single-Purpose Entity or a substantial part of its property, or make any assignment for the benefit of creditors of the Single-Purpose Entity, or admit in writing the Single-Purpose Entity’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Single-Purpose Entity.

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“Material Adverse Effect” means the occurrence and continuance of a Trigger Period or a material adverse effect upon (i) the ability of Borrower or Sponsor to perform, or of Lender to enforce, any material provision of any Loan Document, (ii) the enforceability of any material provision of any Loan Document, or (iii) the value, use, enjoyment, operation or occupancy of any of the Properties, individually or in the aggregate.

“Material Agreements” means (x) each contract and agreement (other than Leases and the Approved Management Agreement) relating to a Property, or otherwise imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $50,000 per annum or which cannot be terminated by Borrower without cause upon 60 days’ notice or less without payment of a termination fee, or which is between Borrower and an Affiliate of Borrower, and (y) any reciprocal easement agreement, declaration of covenants, condominium documents, ground lease, parking agreement or other material Permitted Encumbrance relating to a Property.

“Material Alteration” means any Alteration to be performed by or on behalf of Borrower at any of the Properties which (a) is reasonably likely to have a Material Adverse Effect with respect to the applicable Property, (b) is reasonably expected to cost in excess of 5% of the Allocated Loan Amount of the applicable Property, as determined by an independent architect, or (c) is reasonably expected to permit (or is reasonably likely to induce) any Tenant to terminate its Lease or abate rent; provided that the term “Material Alteration” shall not include alterations (i) performed pursuant to the terms and provisions of any Lease executed on or before the date hereof, (ii) performed pursuant to the terms of any Lease executed after the date hereof, provided that such Lease shall satisfy the requirements of Section 5.7, or (iii) in connection with the restoration of any Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement.

“Maturity Date” means the Payment Date in June, 2020, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

“Minimum Balance” has the meaning set forth in Section 3.2(a).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means, with respect to each Property, that certain mortgage, deed of trust or deed to secure debt, as the case may be, assignment of rents and leases, security agreement and fixture filing encumbering such Property, executed by Borrower as of the Closing Date, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified.

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“Net Operating Income” means, with respect to any Test Period, the excess of (i) Operating Income for the last two Fiscal Quarters contained in such Test Period, times two, minus (ii) Operating Expenses for such Test Period.

“Nonconsolidation Opinion” means the opinion letter, dated the Closing Date, delivered by Borrower’s counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.

“Note(s)” means that certain promissory note, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be replaced by multiple Notes in accordance with Section 1.1(c) and as otherwise modified, assigned (in whole or in part) and/or replaced from time to time in accordance herewith.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any applicable governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.  The OFAC List currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” means a certificate delivered to Lender which is signed by an authorized officer of Borrower’s manager and certifies to the information therein.

“Operating Expenses” means, for any period, all operating, renting, administrative, property management, legal and other ordinary expenses of Borrower during such period, determined in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied), and as reasonably adjusted by Lender to normalize such expenses; provided, however, that such expenses shall not include (i) depreciation, amortization or other noncash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan (including any permitted prepayments thereof), (iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures, (v) equity distributions, (vi) non-recurring costs of acquisition, (vii) impairment charges in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied), (viii) contributions to any reserve accounts, (ix) any expenses attributable to a Lease that is not a Qualifying Lease, or (x) any other extraordinary or non-recurring items.

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“Operating Income” means, for any period, all operating income of Borrower from each of the Properties during such period, determined in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied) (but without straight-lining of rents), and as reasonably adjusted by Lender to normalize such income, other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease that is not a Qualifying Lease, (iii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date, (iv) any interest income from any source, (v) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (vi) any proceeds resulting from the Transfer of all or any portion of such Property, (vii) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, and (viii) any other extraordinary or non-recurring items.

“Participation” has the meaning set forth in Section 9.7(b).

“Payment Date” means, with respect to each Interest Accrual Period, the sixth day of the calendar month in which such Interest Accrual Period ends (or, if such day is not a Business Day, the first succeeding Business Day); provided, that prior to a Securitization, Lender shall have the right to change the Payment Date so long as a corresponding change to the Interest Accrual Period is also made.  Notwithstanding the foregoing, the Maturity Date shall be the second to last Business Day of the Interest Accrual Period in which the Maturity Date falls.

“Permits” means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of each of the Properties (including, without limitation, certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority concerning ownership, operation, use or occupancy of such Property).

“Permitted Debt” means:

(i)           the Indebtedness;

(ii)           Trade Payables not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of Borrower’s ownership and operation of the Properties, in amounts reasonable and customary for similar properties and not exceeding 2.0% of the Loan Amount in the aggregate;

(iii)           real estate Taxes that are not yet delinquent; and

(iv)           tenant allowances and Capital Expenditure costs otherwise permitted to be incurred under the Loan Documents that are paid on or prior to the date when due.

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“Permitted Encumbrances” means:

(i)           the Liens created by the Loan Documents;

(ii)           all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policy;

(iii)           Liens, if any, for Taxes not yet delinquent;

(iv)           the Liens created by any reciprocal easement or similar agreement required to be executed by Borrower pursuant to any Major Lease that Lender has approved in writing to the extent required in accordance with this Agreement;

(v)           mechanics’, materialmen’s or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being diligently contested in good faith and by appropriate proceedings, provided that no such Lien is in imminent danger of foreclosure and provided further that either (a) each such Lien is released or discharged of record or fully insured over by the title insurance company issuing the Qualified Title Insurance Policy within 30 days of its creation, (b) Borrower deposits with Lender, by the expiration of such 30-day period, an amount equal to 150% of the dollar amount of such Lien or a bond in the aforementioned amount from such surety, and upon such terms and conditions, as is reasonably satisfactory to Lender, as security for the payment or release of such Lien, or (c) each such Lien is being contested by a Tenant in accordance with its Lease and either (i) any security for the payment or release of such Lien provided by such Tenant pursuant to such Lease is assigned to Lender or (ii) if no such security is provided by Tenant and such Tenant is non-investment grade rated, then either of clauses (a) or (b) above also apply to such Lien;

(vi)           rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement; and

(vii)           such other matters as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Investments” means the following, subject to the qualifications hereinafter set forth:

(i)           direct obligations of, or obligations fully and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof,  when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;

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(ii)           federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements, each having maturities of not more than 90 days, of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated A-1+ by S&P, F1+ by Fitch and P-1 by Moody’s (and if the term is between one and three months A1 by Moody’s) and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies, and that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000;

(iii)           deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

(iv)           commercial paper rated A–1+ by S&P, F1+ by Fitch and P-1 Moody’s (and if the term is between one and three months A1 by Moody’s) and having a maturity of not more than 90 days;

(v)           any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has a rating of AAAm or AAAm-G from S&P, Aaa by Moody’s and the highest rating obtainable from Fitch; and

(vi)           such other investments as to which the Rating Condition has been satisfied.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the Standard & Poor’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.  Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index.  No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity.  All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

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“Person” means any natural person, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Policies” has the meaning set forth in Section 5.15(b).

“Prepayment Period” means the final three Interest Accrual Periods prior to the Maturity Date.

“Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal.  If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

“Principal Indebtedness” means the principal balance of the Loan outstanding from time to time.

“Property” or “Properties”, individually or collectively, as the context may require, means the real property assets set forth on Schedule A attached hereto, together with all buildings and other improvements thereon and all personal property owned by Borrower and encumbered by the Mortgages, together with all of Borrower’s rights pertaining to such property, as more particularly described on Exhibit A to each Mortgage.

“Publicly Traded Company” means any Person with a class of securities traded on a national or international securities exchange and/or registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

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“Qualified Equityholder” means (i) Sponsor, (ii) Cole Credit Property Trust, Inc., (iii) a fund sponsored by Christopher H. Cole or Cole Holdings Corporation, or (iv) only in the event and from and after the time of an assumption of the Loan and Collateral in accordance with Section 2.2 by a Qualified Successor Borrower, then a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided (x) in each case under clauses (i), (iii) and (iv) that such Person has total assets (in name or under management) in excess of $650,000,000 and capital/statutory surplus or shareholder’s equity in excess of $250,000,000 (in both cases, exclusive of the Properties) and (y) in each case under clause (iv) that such Person is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas.

“Qualified Successor Borrower” means a Single-Purpose Entity that is Controlled by one or more (i) Qualified Equityholders or (ii) Persons acceptable to Lender in its sole discretion.

“Qualified Survey” means, with respect to each of the Properties, current ALTA land title surveys of such Property, certified to Borrower, the title company issuing the Qualified Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

 “Qualified Title Insurance Policy” means, with respect to each of the Properties, an ALTA extended coverage mortgagee’s title insurance policy in form and substance reasonably satisfactory to Lender, together with any endorsements thereto.

“Qualifying Lease” means all Leases other than (a) Leases to a non-investment grade rated Tenant that is also not in occupancy or open for business (it being understood and agreed that the investment grade rated Tenants as of the date hereof are set forth on Schedule J attached hereto), or (b) Leases to a Tenant that is in monetary default under its Lease or is the subject of bankruptcy or similar insolvency proceedings.

“Rating Agency” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates.

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 “Rating Condition” means, with respect to any proposed action, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates; except that if no portion of the Loan has been securitized pursuant to a Securitization rated by the Rating Agencies, then “Rating Condition” shall instead mean the receipt of prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) Lender in its sole discretion.  No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied.

“Regulatory Change” means any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks or companies controlling banks, including, without limitation, Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, or disposing of Hazardous Substances into the indoor or outdoor environment (including the ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

“Release Price” means, (i) with respect to Sunset Valley, each Walgreens Property, and each CVS Property, 125% of such Property’s Allocated Loan Amount, and (ii) with respect to each other single-tenant Property, 120% of such Property’s Allocated Loan Amount.

“Rent Roll” has the meaning set forth in Section 4.14(a).

“Revenues” means all rents  (including, without limitation, percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including, without limitation, any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

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“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale or Pledge” means a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of, or a grant of option with respect to, a legal or beneficial interest.

“Securitization” means a transaction in which all or any portion of the Loan is deposited into one or more trusts which issue Certificates to investors, or a similar transaction.

“Securitization Vehicle” means the issuer of Certificates in a Securitization of the Loan.

“Service” means the Internal Revenue Service or any successor agency thereto.

“Servicer” means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan.  If at any time no entity is so appointed, the term “Servicer” shall be deemed to refer to Lender.

“Single Member LLC” means a limited liability company which has only one member.

“Single-Purpose Entity” means a Person which (a) was formed under the laws of the State of Delaware solely for the purpose of acquiring and holding an ownership interest in such Property (or, if applicable, Defeasance Collateral), (b) does not engage in any business unrelated to such Property (or, if applicable, Defeasance Collateral), (c) does not have any assets other than those related to its interest in such Property (or, if applicable, Defeasance Collateral),  (d) does not have any Debt other than, in the case of Borrower, Permitted Debt, (e) has filed and will file its own tax returns, except to the extent that it has been or is (A) required to file consolidated tax returns by law; or (B) treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law and maintains books, accounts, records, financial statements, invoices and checks which are separate and apart from those of any other Person (other than any other Borrower) and that the financial statements of such Person shall disclose that the assets of such Person are not available to pay creditors of any other Person except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an Affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that (i) the assets and credit of such Person will not be available to creditors of any other Person and (ii) the liabilities of such Person do not constitute the liabilities of any other Person, (f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date,

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(g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person, (h) conducts its business in its own name (except for services rendered under a management agreement with an Affiliate, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of such Person), (i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm’s-length relationship with its Affiliates, (j) except with respect to any other Borrower as contemplated by the Loan Documents, pays its own liabilities out of its own funds (including, without limitation, the salaries of its own employees) and reasonably allocates any overhead that is shared with an Affiliate, including, without limitation, paying for shared office space and services performed by any officer or employee of an Affiliate, (k) maintains a sufficient number of employees in light of its contemplated business operations, (l) except with respect to any other Borrower as contemplated by the Loan Documents, conducts its business so that the assumptions made with respect to it which are contained in the Nonconsolidation Opinion shall at all times be true, correct and complete in all material respects, (m) maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person, (n) observes all applicable entity-level formalities in all material respects and has observed and will observe all Delaware partnership or limited liability company formalities, (o) except with respect to any other Borrower as contemplated by the Loan Documents, does not commingle its assets with those of any other Person and holds such assets in its own name, (p) except with respect to any other Borrower as contemplated by the Loan Documents, does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others, (q) does not acquire obligations or securities of its shareholders, members or partners, (r) except with respect to any other Borrower as contemplated by the Loan Documents, does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any Person, (s) maintains adequate capital in light of its contemplated business operations, (t) if such entity is a limited partnership, has had, now has, and will have, as its only general partners, Single-Purpose Entities that are limited liability companies, (u) if such entity is a limited liability company with more than one member, has had, now has and will have at least one member that is a Single-Purpose Entity that is a corporation that has at least two (2) Independent Directors or Independent Managers that will not cause or allow the taking of any Material Action with respect to the limited liability company or its subsidiary(ies) without the unanimous consent of each Independent Director or Independent Manager or a limited liability company that has at least two (2) Independent Directors or Independent Managers that will not cause or allow the taking of any Material Action with respect to the limited liability company or its subsidiary(ies) without the unanimous consent of each Independent Director or Independent Manager and that, in either instance, owns at least one-tenth of one percent (.10%) of the equity of the limited liability company, (v) if such entity is a limited liability company with only one member, has been, now is, and will be, a limited liability company organized in the State of Delaware that (i) has as its only member a non-managing member; (ii) has at least two (2) Independent Directors or Independent Managers and has not

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caused or allowed and will not cause or allow the taking of any Material Action without the unanimous affirmative vote of one hundred percent (100%) of the member and such entity’s two (2) Independent Directors or Independent Managers; and (iii) at least one (1) springing member (or two (2) springing members if such springing members are natural persons who will replace a member of such entity seriatim not simultaneously) that will become a member of such entity upon the occurrence of an event causing the member to cease to be a member of such limited liability company, (w) except with respect to any indemnity provided to the Independent Directors or Independent Managers, has not had and will not have any obligation to indemnify, and has not indemnified and will not indemnify, its partners, officers, directors or members, as the case may be, unless such an obligation was and is fully subordinated to the Loan and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation, (x) does not and will not have any of its obligations guaranteed by any Affiliate except for the Sponsor pursuant to the Guaranty and the Environmental Indemnity, and (y) has by-laws or an operating agreement which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i)           transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a managing member in a limited liability company);

(ii)           the engagement by such Person in any business other than the acquisition, development, management, leasing, ownership, maintenance, financing and operation of the Properties, and activities incidental thereto;

(iv)           the taking of any Material Action except as permitted in the by-laws or the operating agreement; and

(v)           any amendment or modification of any provision of its organizational documents relating to qualification as a “Single-Purpose Entity”.

“Sponsor” means Cole Credit Property Trust III, Inc., a Maryland corporation.

“Subordination of Property Management Agreement” means that certain consent and agreement of manager and subordination of management agreement executed by Borrower and the Approved Property Manager as of the Closing Date, as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified.

“Sunset Valley” means the multi-tenant Property commonly known as the Sunset Valley Homestead located in Austin, TX, more particularly described under the heading “Sunset Valley Homestead” on Schedule A attached hereto.

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“Taxes” means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Properties or Borrower with respect to the Properties or rents therefrom or which may become Liens upon any of the Properties, without deduction for any amounts reimbursable to Borrower by third parties.

“Tenant” means any Person liable by contract or otherwise to pay monies (including, without limitation, a percentage of gross income, revenue or profits) pursuant to a Lease.

“Tenant Improvements” means, collectively, (i) tenant improvements to be undertaken for any Tenant which are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant’s Lease, and (ii) tenant improvements paid or reimbursed through  allowances to a Tenant pursuant to such Tenant’s Lease.

“Tenant Notice” has the meaning set forth in Section 3.1(b).

“Test Period” means each 12-month period ending on the last day of a Fiscal Quarter.

“Trade Payables” means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, including, without limitation, amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or Borrower and the capitalized amount of any ordinary-course financing leases.

“Transaction” means, collectively, the transactions contemplated and/or financed by the Loan Documents.

“Transfer” means one or more of the following: (i) the sale, mortgaging, grant, bargain, encumbrance, pledge, assignment, license, or other whole or partial conveyance or other transfer or disposal of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any of the Properties or any direct or indirect interest therein to a third party, including, without limitation, granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such Property or the subjecting of any portion of such Property to restrictions on transfer; (ii) a Sale or Pledge of any interest in Sponsor or any Qualified Equityholder; (iii) an installment sales agreement wherein any Borrower agrees to sell a Property or any part thereof for a price to be paid in installments; (iv) an agreement by any Borrower leasing all or a substantial part of a Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any

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Borrower’s right, title and interest in and to any Leases or any rents, other than in accordance with the Loan Documents; (v) if a Borrower is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (vi) if a Borrower is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation, admission or addition of a general partner or the Sale or Pledge of the general partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (vii) if a Borrower is a limited liability company, any merger or consolidation or the change, removal, resignation, admission or addition of a managing member (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing or managing membership interests or the creation or issuance of new non-managing or managing membership interests; or (viii) if a Borrower is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Borrower or the creation or issuance of new legal or beneficial interests.

Notwithstanding anything herein to the contrary, the following shall not constitute a Transfer: (i) the conveyance of a space lease at such Property in accordance herewith; (ii) any Permitted Encumbrances; (iii) the transfer of indirect ownership interests in any Borrower(s) in order to create one or more mezzanine borrowers for any New Mezzanine Loan (as defined in the Cooperation Agreement); (iv) the issuance of new stock in, the merger or consolidation of, and/or the Sale or Pledge of the stock in, any Publicly Traded Company who owns a direct or indirect ownership interest in a Qualified Equityholder or Sponsor; (v) a transfer by devise or descent or by operation of law upon the death of a member, partner, or shareholder of a Borrower, Qualified Equityholder, or Sponsor, or a Borrower, Qualified Equityholder, or Sponsor itself; (vi) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Borrower, Qualified Equityholder, or Sponsor; provided, however, no such transfers shall result in a Change of Control or the change of voting control in the Qualified Equityholder or Sponsor, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (vii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Borrower, Qualified Equityholder, or Sponsor; provided, however, no such transfers shall result in the change of voting control in the Borrower, Qualified Equityholder, or Sponsor, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer; (viii) transfers or pledges of shares in Cole Credit Property Trust, Inc., Cole Credit Property Trust II, Inc., Cole Credit Property Trust III, Inc. or any other Cole-sponsored entity whose ownership interests are bought, sold and redeemed through U.S. broker-dealers; (ix) the issuance of new stock in Cole Credit Property Trust, Inc.,

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Cole Credit Property Trust II, Inc., Cole Credit Property Trust III, Inc. or any other Cole-sponsored entity whose ownership interests are bought, sold and redeemed through U.S. broker-dealers; and (x) transfers of ownership interests in any Borrower and ownership interests in any member, partner or shareholder of any Borrower to any Affiliate or subsidiary of Borrower or Sponsor or any other Cole-sponsored entity whose ownership interests are bought, sold and redeemed through U.S. broker-dealers, provided that at all times, Borrower is Controlled by a Person described in clauses (i)-(iii) of the definition of Qualified Equityholder, and provided further that if the Loan has been securitized, the Rating Condition with respect to such transfer shall have been satisfied.  Lender agrees that, in connection with any transfer contemplated by the foregoing clause (x), Borrower shall have the right to substitute a replacement guarantor for Sponsor under the Loan Documents, provided that such substitution shall be subject to Lender’s reasonable consent.  Upon the execution and delivery of any documents necessary to consummate such substitution, the original Sponsor shall be released from all liability and obligations under the Guaranty, the Environmental Indemnity and the other Loan Documents that arise from and after the date of such substitution.

“Treasury Constant Yield” means the arithmetic mean of the rates published as “Treasury Constant Maturities” as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, or, as applicable, the date on which the Casualty or Condemnation occurred, as shown on the USD screen of Reuters (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither Reuters nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for “On the Run” U.S. Treasury obligations corresponding to the third Payment Date prior to the scheduled Maturity Date.  If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

“Trigger Period” means any period from (a) (i) any Test Period for which Net Operating Income is less than or equal to 85% of Closing Date NOI, or (ii) when the corporate credit rating of Walgreen Co. as determined by Moody’s, Fitch, or S&P is below investment grade, to (b) (i) the next Test Period for which Net Operating Income is greater than 85% of Closing Date NOI or (ii) when the corporate credit rating of Walgreen Co. as determined by Moody’s, Fitch, or S&P is upgraded to BBB- or higher.

“Undefeased Note” has the meaning set forth in Section 2.1(b).

“Unfunded Obligations” means the items described in Schedule D attached hereto.

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“Unfunded Obligations Account” has the meaning set forth in Section 3.6(a).

“Unfunded Obligations Amount” means $62,456.

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

“Walgreens Property” means each of the Properties listed under the heading “Walgreens” on Schedule A attached hereto.

“Waste” means any material abuse or destructive use (whether by action or inaction) of any Property.

“Yield Maintenance Premium” shall mean, with respect to any payment of principal (or any portion thereof) after the occurrence and during the continuance of an Event of Default, the product of:

(A)         a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Loan before giving effect to such payment, times

(B)         the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to the Loan (assuming no prepayments or acceleration of the Loan), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Loan on such date immediately prior to such payment;

provided that, if all or a portion of the Loan is prepaid during the Lockout Period after the occurrence and during the continuance of an Event of Default (except in the case of a prepayment of principal (or any portion thereof) pursuant to Section 5.16(f)), the Yield Maintenance Premium shall be not less than 3% of the amount prepaid.

The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

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(b)           Rules of Construction.  All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.  Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, without limitation”, and (iii) “mortgage” means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and “mortgagee” means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument.  All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as the same may be modified in this Agreement.

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ARTICLE I

GENERAL TERMS

Section 1.1 The Loan

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(a) On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the “Loan”) in an amount equal to the Loan Amount.  The Loan shall initially be represented by a single Note which shall bear interest as described in this Agreement at a per annum rate equal to the Initial Interest Rate.

(b) The Loan shall be secured by the Collateral.

(c) Lender shall have the right at any time, at Lender’s sole discretion, to replace the initial Note with two or more replacement Notes, and the holder of each replacement Note shall similarly have the right at any time, at such holder’s sole discretion, to replace its Note with two or more replacement Notes.  Each replacement Note shall be in the form of the Note so replaced, but for its principal amount and Interest Rate.  The principal amount of each Note shall be determined by the applicable holder in its sole discretion, provided that the initial sum of the principal amounts of the replacement Notes shall equal the then-outstanding principal balance of the Notes that are so replaced.  The Interest Rate of each replacement Note shall be determined by the applicable holder in its sole discretion, provided that the initial weighted average of such Interest Rates, weighted on the basis of the principal balances of the respective Notes, shall initially equal the Interest Rate of the Note so replaced.  Borrower shall execute and return to Lender each such Note within five Business Days after Borrower’s receipt of an execution copy thereof, and Borrower’s failure to do so within such time period shall, at Lender’s election, constitute an immediate Event of Default hereunder.  Borrower authorizes and appoints Lender as its attorney-in-fact to execute such replacement Notes on Borrower’s behalf should Borrower fail to do so within such five Business Day period (which failure is an immediate Event of Default pursuant to the immediately preceding sentence).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement.  Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 1.1(c).  If requested by Lender, Borrower shall deliver to Lender, together with such replacement Notes, an opinion of counsel with respect to the due authorization and enforceability of such replacement Notes and confirming that the delivery of such replacement Notes does not alter the conclusions reached in the legal opinions delivered to Lender at Closing; provided that, Borrower shall not be required to incur out-of-pocket expenses pursuant to this Section 1.1(c), Section 9.7(b) and the Cooperation Agreement (other than Borrower’s or Sponsor’s legal expenses and any expenses in connection with any of Borrower’s, Sponsor’s, or any of their respective Affiliates’ regulatory filings) in excess of $20,000 in the aggregate.

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Section 1.2 Interest and Principal

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(a) On each Payment Date prior to the Initial Principal Payment Date, Borrower shall pay to Lender interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable on the Indebtedness, including, without limitation, due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling upon the occurrence and during the continuance of an Event of Default, in which case the monthly payment shall be increased by the amount of Default Interest accrued on the Notes during the applicable Interest Accrual Period).  On the Closing Date, Borrower shall pay interest from and including, without limitation, the Closing Date through the end of the first Interest Accrual Period.  Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

Commencing with the Initial Principal Payment Date, and on each and every Payment Date thereafter, Borrower shall pay to Lender a constant monthly payment of $370,385.04, which amount shall be applied first toward the payment of interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default), and the balance shall be applied toward the reduction of the outstanding principal balances of the Notes pro rata in accordance with their then outstanding principal balances.

(b) No prepayments of the Loan shall be permitted except for (i) prepayments resulting from Casualty or Condemnation as described in Section 5.16(f), and (ii) a prepayment of the Loan in whole (but not in part) during the Prepayment Period on not less than 30 days prior written notice; provided that any prepayment hereunder shall be accompanied by all interest accrued on the amount prepaid, plus the amount of interest that would have accrued thereon if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents.  Borrower’s notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days’ written notice to Lender (subject to payment of any out-of-pocket costs and expenses resulting from such rescission).  In addition, Defeasance shall be permitted after the expiration of the Lockout Period as described in Section 2.1.  The entire outstanding principal balance of the Loan, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date.

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(c) If all or any portion of the Principal Indebtedness is paid to Lender prior to the Prepayment Period following acceleration of the Loan (other than as a result of a Casualty or Condemnation), Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium.  Amounts received in respect of the Indebtedness upon the occurrence and during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full.  Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and (iv) the Yield Maintenance Premium represents Lender’s and Borrower’s reasonable estimate of Lender’s damages from the prepayment and is not a penalty.

(d) Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, in the case of all payments due other than the payment of the Principal Indebtedness or any portion thereof on the Maturity Date or on any other earlier date as a result of an acceleration of the Loan, when paid, shall be accompanied by a late fee in an amount equal to the lesser of three percent (3%) of such unpaid sum and the maximum amount permitted by applicable law in order to defray a portion of the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

Section 1.3 Method and Place of Payment

.  Except as otherwise specifically provided in this Agreement and subject to the provisions of Section 3.2(d), all payments and prepayments under this Agreement and the Notes (including, without limitation, any deposit into the Cash Management Account pursuant to Section 3.2(c)) shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender.  Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day.  Lender shall notify Borrower in writing of any changes in the account to which payments are to be made.  If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(b)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender’s sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

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Section 1.4 Taxes; Regulatory Change

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(a) Borrower agrees to indemnify Lender against any present or future stamp, documentary or other similar or related taxes or other similar or related charges now or hereafter imposed, levied, collected, withheld or assessed by any United States Governmental Authority by reason of the execution and delivery of the Loan Documents and any consents, waivers, amendments and enforcement of rights under the Loan Documents.

(b) If Borrower is required by law to withhold or deduct any amount from any payment hereunder in respect of any U.S. Tax, Borrower shall withhold or deduct the appropriate amount, remit such amount to the appropriate Governmental Authority and pay to each Person to whom there has been an Assignment or Participation of a Loan and who is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated in this Agreement to be then due and payable; except that the foregoing obligation to pay such additional amounts shall not apply (i) to any assignee that has not complied with the obligations contained in Section 9.7(c), (ii) to any U.S. Taxes imposed solely by reason of the failure by such Person (or, if such Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes; or (iii) with respect to any Person who is a fiduciary or partnership or other than the sole beneficial owner of such payment, to any U.S. Tax imposed with respect to payments made under any Note to a fiduciary or partnership to the extent that the beneficial owner or member of the partnership would not have been entitled to the additional amounts if such beneficial owner or member of the partnership had been the holder of the Note.

(c) Within 30 days after paying any amount from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to such non-U.S. Person satisfactory evidence of such deduction, withholding or payment (as the case may be).

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(d) If, as a result of any Regulatory Change, any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, Lender or any holder of all or a portion of the Loan is imposed, modified or deemed applicable and the result is to increase the cost to such Lender or such holder of making or holding the Loan, or to reduce the amount receivable by Lender or such holder hereunder in respect of any portion of the Loan by an amount reasonably deemed by Lender or such holder to be material (such increases in cost and reductions in amounts receivable, “Increased Costs”), then Borrower agrees that it will pay to Lender or such holder upon Lender’s or such holder’s request such additional amount or amounts as will compensate Lender and/or such holder for such Increased Costs to the extent that such Increased Costs are reasonably allocable to the Loan.  Lender will notify Borrower in writing of any event occurring after the Closing Date which will entitle Lender of any holder of the Loan to compensation pursuant to this Section 1.4(d) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.  If such Lender shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower’s liability for any amounts described in this Section incurred by such Lender as a result of such event shall be limited to those attributable to the period occurring subsequent to the 90th day prior to the date upon which such Lender actually notified Borrower of the occurrence of such event.  Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender or any holder of the Loan for any portion of the income or franchise taxes of Lender or such holder, whether or not attributable to payments made by Borrower.  If a Lender requests compensation under this Section 1.4(d), Borrower may, by notice to Lender, require that such Lender furnish to Borrower a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.

Section 1.5 Release

.  Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower’s election and at Borrower’s sole cost and expense: (a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower’s obligation to pay any associated fees and expenses), including, without limitation, all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower.  Any release or assignment provided by Lender pursuant to this Section 1.5 shall be without recourse, representation or warranty of any kind.

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ARTICLE II

DEFEASANCE; ASSUMPTION

Section 2.1 Defeasance

.

(a) On any date after the expiration of the Lockout Period, provided no Event of Default has occurred and is then continuing and subject to the notice requirement described in Section 2.1(d), Borrower may from time to time obtain the release of one or more of the Properties from the Liens of the Loan Documents by Defeasing either the entire Loan, or a portion of the Loan equal to the sum of the Release Prices of the Properties so released, provided that after giving effect thereto, unless the Loan is Defeased in full, the DSCR for the Test Period then most recently ended, recalculated to include only income and expense attributable to the Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount Defeased, shall be no less than the DSCR Threshold; and provided further that all sums then due to Lender under the Loan Documents are paid and the following are delivered to Lender:

(i) Defeasance Collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive Payment Dates in an amount sufficient (x) to pay the interest due on such Payment Dates in respect of a portion of the Loan equal to the amount Defeased and (y) to repay the outstanding principal balance of such portion of the Loan on the first Payment Date in the Prepayment Period;

(ii) written confirmation from an independent certified public accounting firm reasonably satisfactory to Lender that such Defeasance Collateral is sufficient to provide the payments described in clause (i) above;

(iii) a security agreement, in form and substance reasonably satisfactory to Lender, creating in favor of Lender a first priority perfected security interest in such Defeasance Collateral (a “Defeasance Pledge Agreement”);

(iv) an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining (1) that the Defeasance Pledge Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms and that Lender has a perfected first priority security interest in such Defeasance Collateral; and (2) that the Defeasance does not constitute a “significant modification” of the Loan under Section 1001 of the Code or cause a tax to be imposed on the Securitization Vehicle;

(v) if the Loan has been securitized, the Rating Condition with respect to such Defeasance shall have been satisfied;

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(vi) instruments reasonably satisfactory to Lender releasing and discharging or assigning to a third party Lender’s Liens on the Collateral so released (other than the Defeasance Collateral);

(vii) such other customary certificates, opinions, documents or instruments as Lender and the Rating Agencies may reasonably request; and

(viii) reimbursement for any costs and expenses incurred by Lender in connection with this Section 2.1 (including, without limitation, Rating Agency and Servicer fees and expenses, reasonable fees and expenses of legal counsel and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection herewith), provided, however, that Borrower shall only be obligated to pay Servicer fees up to (i) $30,000 if the Loan is Defeased in full (without any prior partial Defeasance), (ii) $10,000 if the Loan is Defeased in part for each partial Defeasance, or (iii) if the Loan is Defeased in full after one or more previous partial Defeasances, the greater of (x) $30,000 in the aggregate for all partial and full Defeasances, or (y) the sum of $10,000 multiplied by the total number of partial and full defeasances.

Lender shall reasonably cooperate with Borrower to avoid the incurrence of mortgage recording taxes in connection with a Defeasance at Borrower’s sole cost and expense.

(b) If the Loan is not Defeased in full, Borrower shall execute and deliver all documents necessary to amend and restate the Note with two substitute Notes (which shall be cross-defaulted with each other): one note having a principal balance equal to the Defeased portion of the original Note (the “Defeased Note”) and one note having a principal balance equal to the undefeased portion of the original Note (the “Undefeased Note”).  The Undefeased Notes may be the subject of a further Defeasance in accordance with the terms of this Section 2.1 (the term “Note”, as used in this Section 2.1, being deemed to refer to the Undefeased Note that is the subject of further Defeasance).

(c) Borrower shall cause the Defeased Note to be assumed by a bankruptcy-remote entity established or designated by Borrower in accordance with Lender’s reasonable requirements and subject to Lender’s reasonable approval, to which Borrower shall transfer all of the Defeasance Collateral (a “Defeasance Borrower”).  Such Defeasance Borrower shall have executed and delivered to Lender an assumption agreement in form and substance reasonably satisfactory to Lender, such Uniform Commercial Code financing statements as may be reasonably requested by Lender and legal opinions of counsel reasonably acceptable to Lender that are substantially equivalent to the opinions delivered to Lender on the Closing Date, including, without limitation, new nonconsolidation opinions reasonably satisfactory to Lender and satisfactory to the Rating Agencies; and Borrower and the Defeasance Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request.

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(d) Borrower must give Lender and each Rating Agency at least 30 days’ (and not more than 60 days’) prior written notice of any Defeasance under this Section 2.1, specifying the date on which the Defeasance is to occur.  If such Defeasance is not made within seven days after such date (x) Borrower’s notice of Defeasance will be deemed rescinded, and (y) Borrower shall on such date pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission.

(e) Upon satisfaction of the requirements contained in this Section 2.1, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and approved by Lender, as shall be necessary to release the applicable Property or Properties from the Liens of the Loan Documents or to assign the applicable portion of such Liens and the Defeased portions of the Note to a third party to the extent necessary to avoid the incurrence of mortgage recording taxes.

Section 2.2 Assumption

.  The initial Borrower shall have the right, at Borrower’s sole cost and expense, to contemporaneously Transfer all of the Collateral to a Qualified Successor Borrower that will assume all of the obligations of Borrower hereunder (an “Assumption”), provided no Event of Default or material monetary Default has occurred and is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

(a) such Qualified Successor Borrower shall have executed and delivered to Lender an assumption agreement (including, without limitation, an assumption in recordable form of each Mortgage and Assignment of Rents and Leases, to the extent requested by Lender), in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV, and such other representations (and evidence of the accuracy of such representations) as the Servicer shall reasonably request;

(b) such Uniform Commercial Code financing statements as may be reasonably requested by Lender shall be filed;

(c) a party satisfactory to Lender in its sole discretion assumes all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender;

(d) such Qualified Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender which are equivalent to the opinions delivered to Lender on the Closing Date, including, without limitation, new nonconsolidation opinions which are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and the Qualified Successor Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request;

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(e) such Qualified Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the due authorization of the Qualified Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section 2.2, each in form and substance reasonably satisfactory to Lender, including, without limitation, a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(f) the Qualified Title Insurance Policy shall have been properly endorsed to reflect the Transfer of the Properties to the Qualified Successor Borrower; and

(g) the Rating Condition shall have been satisfied with respect to the legal structure of the successor borrower, the documentation of the Assumption and the related legal opinions.

Upon the completion of any Assumption in accordance with the provisions of this Section 2.2, Borrower and Sponsor shall, pursuant to mutually satisfactory documentation, be released from all obligations and liabilities under the Loan Documents that arise from and after the date of such completion.

Section 2.3 Transfers to Qualified Equityholders

.  Any transfer permitted hereunder that results in Borrower ceasing to be Controlled by a Person specified in clauses (i), (ii) or (iii) of the definition of Qualified Equityholder, and each subsequent transfer that again changes the identity of the Qualified Equityholder that Controls Borrower, shall be conditioned upon payment to Lender of a transfer fee in an amount equal to 1.0% of the Principal Indebtedness at the time of such transfer.

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ARTICLE III

ACCOUNTS

Section 3.1 Cash Management Account

.

(a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank a cash management account into which income from the Property will be deposited (the “Cash Management Account”), which account shall be owned by Borrower but exclusively controlled by Lender.  As a condition precedent to the closing of the Loan, Borrower shall cause the Cash Management Bank to execute and deliver an agreement (as the same may from time to time hereafter be amended, restated, replaced, supplemented or otherwise modified, a “Cash Management Agreement”) which provides, inter alia, that no party other than Lender and Servicer shall have the right to withdraw funds from the Cash Management Account and that the Cash Management Bank shall comply with all instructions and entitlement orders of Lender relating to the Cash Management Account and the other Collateral Accounts excluding the Blocked Account, in each case without further consent by Borrower or any other Person.  The fees and expenses of the Cash Management Bank shall be paid by Borrower.

(b) Within five Business Days following the Closing Date, Borrower shall deliver to each Tenant in the Properties a written notice (a “Tenant Notice”) in the form of Exhibit B instructing that (i) all payments under the Leases shall thereafter be transmitted by them directly to, and deposited directly into, the Cash Management Account or a Blocked Account and (ii) such instruction may not be rescinded unless and until such Tenant receives from Borrower or Lender a copy of Lender’s written consent to such rescission.  Borrower shall send a copy of each such written notice to Lender and shall redeliver such notices to each Tenant until such time as such Tenant complies therewith.  Borrower shall cause all cash Revenues relating to the Properties and all other money received by Borrower or the Approved Property Manager with respect to the Properties (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Cash Management Account or a Blocked Account by the end of the second Business Day following Borrower’s or the Approved Property Manager’s receipt thereof.  “Blocked Account” means an Eligible Account maintained with a financial institution satisfactory to Lender that enters into a blocked account control agreement (as may from time to time be amended, restated, replaced, supplemented or otherwise modified, the “Blocked Account Control Agreement”) satisfactory to Lender pursuant to which such financial institution will remit, at the end of each Business Day, all amounts contained therein as of the close of the immediately preceding Business Day to an account specified by Lender (Lender hereby agreeing to specify the Cash Management Account so long as no Event of Default has occurred and is then continuing).  Each Borrower joins in, and assumes direct primary liability, and not liability as a guarantor or surety, for all the obligations of the Borrower party to the Blocked Account Control Agreement (whether now existing or established in the future) under the Blocked Account Control Agreement.  Each Borrower hereby assumes and agrees to all

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liabilities and obligations of the Borrower party to the Blocked Account Control Agreement whether now existing or hereafter arising under the Blocked Account Control Agreement, and all the terms, conditions, covenants, restrictions, representations, warranties, and confirmations contained therein as if each Borrower had executed and delivered the Blocked Account Control Agreement (including any future amendments or modifications thereof) directly in such Borrower’s own name.

(c) Lender shall have the right at any time, upon not less than 30 days’ prior written notice to Borrower, to replace the Cash Management Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Cash Management Agreement substantially identical to the Cash Management Agreement executed at Closing.  In addition, upon the occurrence and during the continuance of an Event of Default or if the Blocked Account Bank fails to comply with the Blocked Account Control Agreement or ceases to be an Eligible Institution, Lender shall have the right at any time, upon not less than 30 days’ prior written notice to Borrower, to replace the Blocked Account Bank with any Eligible Institution at which Eligible Accounts may be maintained that will promptly execute and deliver to Lender a Blocked Account Control Agreement satisfactory to Lender.

Section 3.2 Distributions from Cash Management Account

.

(a) The Cash Management Agreement shall provide that the Cash Management Bank shall remit to an account specified by Borrower, at the end of each Business Day (or, at Borrower’s election, on a less frequent basis), the amount, if any, by which amounts then contained in the Cash Management Account exceed the aggregate amount required to be paid to or reserved with Lender on the next Payment Date pursuant hereto (the “Minimum Balance”); provided, however, that Lender shall terminate such remittances upon the occurrence and during the continuance of an Event of Default or Trigger Period upon notice to the Cash Management Bank.  Lender may notify the Cash Management Bank at any time of any change in the Minimum Balance in accordance with the provisions of this Agreement.

(b) On each Payment Date, Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:

(i) provided no Event of Default has occurred and is continuing, to the Basic Carrying Costs Escrow Account, the amounts then required to be deposited therein pursuant to Section 3.4;

(ii) provided no Event of Default has occurred and is continuing, to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

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(iii) upon the occurrence and during the continuance of an Event of Default or a Trigger Period, all remaining amounts to the Excess Cash Flow Reserve Account;

(iv) if no Event of Default or Trigger Period has occurred and is continuing, all remaining amounts to such accounts as Borrower may direct.

(c) If on any Payment Date the amount in the Cash Management Account shall be insufficient to make all of the transfers described in Section 3.2(b)(i) and (ii), Borrower shall deposit into the Cash Management Account on such Payment Date the amount of such deficiency.  If Borrower shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.8(c).

(d) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the amounts required to be paid under clauses (i) and (ii) of Section 3.2(b) shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Section 3.3 Loss Proceeds Account.

(a)           On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of depositing any Loss Proceeds with respect to any Casualty or Condemnation where the Loss Proceeds exceeds the Loss Proceeds Threshold Amount (the “Loss Proceeds Account”).

(b)           Provided no Event of Default has occurred and is continuing, funds in the Loss Proceeds Account shall be applied in accordance with Section 5.16.

Section 3.4 Basic Carrying Costs Escrow Account

.

(a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts payable by Borrower in respect of Taxes and insurance premiums (the “Basic Carrying Costs Escrow Account”) which Basic Carrying Costs Escrow Account shall be subject to the Cash Management Agreement.

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(b) Borrower shall provide to Lender evidence that all Taxes and insurance premiums have been paid, in each case five Business Days prior to the date that such amounts become delinquent.  If Borrower fails to deliver such evidence of payment to Lender at such time, then Borrower shall deliver such evidence within five Business Days after the date that such amounts become delinquent, and if Borrower fails to deliver such evidence by the end of such period, then, upon Lender’s request, the Basic Carrying Costs Escrow Account shall be funded on each Payment Date in an amount equal to the sum of (i) an amount sufficient to pay all Taxes by the 30th day prior to the date they become delinquent, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes, plus (ii) an amount sufficient to pay all insurance premiums by the 30th day prior to the date they become delinquent, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums; provided, however, that if after the first funding of the Basic Carrying Costs Escrow Account, Borrower pays (or causes to be paid) the amount of the next installment of Taxes and insurance premiums prior to the date such amounts become delinquent, then no subsequent monthly fundings shall be required unless and until Borrower subsequently fails to deliver the evidence as required by this Section 3.4(b) within five Business Days after the date the applicable amounts become delinquent, from and after which time the Basic Carrying Costs Escrow Account shall be funded as described above for the remainder of the term of the Loan.

(c) Borrower shall provide Lender with copies of all tax and insurance bills relating to each Property promptly after Borrower’s receipt thereof.  Lender will apply the amounts in the Basic Carrying Costs Escrow Account toward the purposes for which such amounts are deposited therein, provided that if Borrower can provide to Lender evidence that the applicable tax and insurance bills have been paid by Borrower (or on Borrower’s behalf), then Lender shall release the funds applicable to such paid amounts on deposit in the Basic Carrying Costs Escrow Account to Borrower.  In connection with the making of any payment from the Basic Carrying Costs Escrow Account, subject to the immediately preceding sentence, Lender may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office or insurance carrier, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.

Section 3.5 Deferred Maintenance and Environmental Escrow Account

.

(a) On or prior to the Closing Date, if the Deferred Maintenance Amount is greater than zero, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts anticipated to be required to correct Deferred Maintenance Conditions (the “Deferred Maintenance and Environmental Escrow Account”) which Deferred Maintenance and Environmental Escrow Account shall be subject to the Cash Management Agreement.

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(b) On the Closing Date, Borrower shall deposit into the Deferred Maintenance and Environmental Escrow Account, from the proceeds of the Loan, an amount equal to the Deferred Maintenance Amount.

(c) Upon the request of Borrower at any time that no Event of Default has occurred and is continuing (but not more often than twice per calendar month), Lender shall cause disbursements to Borrower from the Deferred Maintenance and Environmental Escrow Account to reimburse Borrower for reasonable costs and expenses incurred in order to correct Deferred Maintenance Conditions, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) reasonably satisfactory site inspections, (3) receipt of lien  releases and waivers from any contractors, subcontractors and others with respect to such amounts, and (4) such other evidence as Lender shall reasonably request to demonstrate that the Deferred Maintenance Conditions to be funded by the requested disbursement have been or will be completed with such disbursed funds.

(d) Upon substantial completion (as reasonably determined by Lender) of the portion of the Deferred Maintenance Conditions identified on any line on Schedule C attached hereto, and provided no Event of Default that has occurred is then continuing, the remainder of the portion of the Deferred Maintenance and Environmental Escrow Account held for such line item (as shown adjacent to such line item on Schedule C attached hereto) shall promptly be remitted to Borrower.  Upon the correcting of all Deferred Maintenance Conditions, provided no Event of Default or Trigger Period that has occurred is then continuing, any amounts then remaining in the Deferred Maintenance and Environmental Escrow Account shall promptly be remitted to Borrower and the Deferred Maintenance and Environmental Escrow Account will no longer be maintained.

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Section 3.6 Unfunded Obligations Account

.

(a) On or prior to the Closing Date, if the Unfunded Obligations Amount is greater than zero, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving for Unfunded Obligations required to be funded by Borrower (the “Unfunded Obligations Account”) which Unfunded Obligations Account shall be subject to the Cash Management Agreement.

(b) On the Closing Date, Borrower shall deposit into the Unfunded Obligations Account, from the proceeds of the Loan, an amount equal to the Unfunded Obligations Amount.

(c) Borrower shall perform its obligations in respect of the Unfunded Obligations when and as due under the respective Leases or other applicable agreements.  Upon the request of Borrower at any time that no Event of Default that has occurred and is continuing (but not more often than twice per calendar month), Lender shall cause disbursements to Borrower from the Unfunded Obligations Account to reimburse Borrower for reasonable costs and expenses incurred in the performance of Unfunded Obligations, provided that

(i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

(ii) Borrower shall deliver to Lender an Officer’s Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement and that all conditions precedent to such disbursement required by the Loan Documents have been satisfied; and

(iii) Lender may condition the making of a requested disbursement on (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) reasonably satisfactory site inspections, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

(d) Upon payment or performance, as applicable, of the Unfunded Obligations identified on any line on Schedule D attached hereto, and provided no Event of Default that has occurred is then continuing, the remainder of the portion of the Unfunded Obligations Account held for such line item (as shown adjacent to such line item on Schedule D attached hereto) shall promptly be remitted to Borrower, except that any amounts in respect of free rent shall be remitted to the Cash Management Account.  Upon the payment or performance in full of all Unfunded Obligations, provided no Event of Default or Trigger Period that has occurred is then continuing, any amounts then remaining in the Unfunded Obligations Account shall promptly be remitted to Borrower and the Unfunded Obligations Account will no longer be maintained.

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Section 3.7 Excess Cash Flow Reserve Account

.

(a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the deposit of amounts required to be deposited therein in accordance with Section 3.2(b)(iii) (the “Excess Cash Flow Reserve Account”) which Excess Cash Flow Reserve Account shall be subject to the Cash Management Agreement.

(b) Provided that no Event of Default that has occurred is then continuing, Lender shall release to the Cash Management Account all amounts then contained in the Excess Cash Flow Reserve Account on the first Payment Date after Borrower delivers to Lender evidence reasonably satisfactory to Lender establishing that no Trigger Period that has occurred is then continuing.  Such a release shall not preclude the subsequent commencement of a Trigger Period and the deposit of amounts into the Excess Cash Flow Reserve Account as set forth in Section 3.2(b)(iii).

Section 3.8 Account Collateral

.

(a) Borrower hereby grants a perfected first-priority security interest in favor of Lender in and to the Account Collateral as security for the Indebtedness, together with all rights of a secured party with respect thereto.  Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender and shall be in the name of Borrower, as pledgor, and Lender, as pledgee.  Borrower shall have no right to make withdrawals from any of the Collateral Accounts.  Funds in the Collateral Accounts shall not be commingled with any other monies at any time.  Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral.  Funds in the Collateral Account shall be invested at Lender’s discretion only in Permitted Investments which Permitted Investments shall be credited to the related Collateral Account.  All income and gains from the investment of funds in the Collateral Accounts other than the Basic Carrying Costs Escrow Account shall be retained in the Collateral Accounts from which they were derived.  Unless otherwise required by applicable law, all income and gains from the investment of funds in the Basic Carrying Costs Escrow Account shall be for the account of Lender in consideration of its administration of such Collateral Account, and Lender shall have the right at any time to cause the Cash Management Bank to remit such amounts to Lender. After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.

(b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

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(c) Upon the occurrence and during the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes, in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Property expenses.

Section 3.9 Bankruptcy

.  Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower’s bankruptcy estate within the meaning of Section 541 of the Bankruptcy Code.  If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower’s bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender.  Borrower acknowledges that Lender does not consent to Borrower’s use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender.  Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and (ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

ARTICLE IV

REPRESENTATIONS

Borrower represents to Lender that, as of the Closing Date, except as set forth in the Exception Report:

Section 4.1 Organization

.

(a) Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted.

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Borrower’s sole member, Cole REIT III Operating Partnership, LP, is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in each other jurisdiction where ownership of its assets or the conduct of its business requires it to be so, and has all power and authority under such laws and its organizational documents and all governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted.

(b) Borrower has no subsidiaries and does not own any equity interest in any other Person.

(c) The organizational chart contained in Exhibit A is true, correct and complete as of the date hereof.

Section 4.2 Authorization

.  Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

Section 4.3 No Conflicts

.  Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its formation and governance documents, (ii) violate any Legal Requirement (including, without limitation, Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower is a party or by which Borrower may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any party other than Lender.

Section 4.4 Consents

.  No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing which have already been obtained.

Section 4.5 Enforceable Obligations

.  This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including, without limitation, the defense of usury.

Section 4.6 No Default

.  No Default or Event of Default shall have occurred or be continuing or will exist immediately following the making of the Loan.

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Section 4.7 Payment of Taxes

.  Borrower has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes due (including, without limitation, interest and penalties) except for taxes which are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including, without limitation, mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.

Section 4.8 Compliance with Law

.  Borrower, each Property and the uses thereof comply in all material respects with all applicable Insurance Requirements and Legal Requirements, including, without limitation, building and zoning ordinances and codes.  Each Property conforms to current zoning requirements (including, without limitation, requirements relating to parking) and is neither an illegal nor, except as set forth in the zoning reports delivered to Lender with respect to each Property and prepared by Faulk & Foster as required pursuant to Section 8.1(o), a legal nonconforming use.  Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could adversely affect any Property or the condition (financial or otherwise) or business of Borrower.  There has not been committed by or on behalf of Borrower or, to Borrower’s actual knowledge, any other Person in occupancy of or involved with the operation or use of any Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against any Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents.  Neither Borrower nor Sponsor has purchased any portion of the Properties with proceeds of any illegal activity.

Section 4.9 ERISA

.  Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.  The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

Section 4.10 Investment Company Act

.  Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.

Section 4.11 No Bankruptcy Filing

.  Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property.  Borrower does not have knowledge of any Person contemplating the filing of any such petition against it.  During the ten year period preceding the Closing Date, no petition in bankruptcy has been filed by or against Borrower, Sponsor, or any Affiliate of Borrower or Sponsor.  Further, Borrower does not have knowledge of any Tenant under any Major Lease contemplating or having filed any of the foregoing actions.

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Section 4.12 Other Debt

.  Borrower does not have outstanding any Debt other than Permitted Debt.

Section 4.13 Litigation

.  There are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other court or agency now pending against Borrower or, to Borrower’s actual knowledge, affecting any Property, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower or such Property, could reasonably be expected to result in a Material Adverse Effect).  To Borrower’s actual knowledge, there are no actions, suits, proceedings, arbitrations or governmental investigations threatened against Borrower or any Property, in each case, except as listed in the Exception Report (and none of the matters listed in the Exception Report, even if determined against Borrower or such Property, could reasonably be expected to result in a Material Adverse Effect).

Section 4.14 Leases; Material Agreements

.

(a) Borrower has delivered to Lender true, correct and complete copies of all Leases.  No person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases and subleases or license agreements for which notice to Borrower or Borrower’s consent was not required.  The rent roll attached to this Agreement as Schedule E attached hereto (the “Rent Roll”) is true, correct and complete as of the Closing Date.  Except as (i) indicated on the Rent Roll or (ii) set forth on Schedule H attached hereto, no security deposits are being held by Borrower, no Tenant has any extension, renewal or termination options (other than rights to terminate as a result of landlord default, casualty, condemnation, or landlord’s construction obligations), no Tenant or other party has any option, right of first refusal or similar preferential right to purchase or lease all or any portion of any Property, no fixed rent has been paid more than 30 days in advance of its due date and no payments of rent are more than 30 days delinquent.  Except as (i) indicated on the Rent Roll or (ii) set forth in the Leases, no Tenant has any termination options as a result of landlord default, casualty, condemnation, or landlord’s construction obligations.

(b) (i) Borrower is the sole owner of the entire lessor’s interest in the Leases, (ii) the Leases are valid and enforceable and in full force and effect, (iii) all of the Leases are arm’s-length agreements with bona fide, independent third parties, (iv) all base and percentage rent due under Leases have been paid in full as of the date of the Rent Roll, (v) the terms of all alterations, modifications and amendments to the Leases are reflected in the written documents delivered to Lender prior to the Closing Date, (vi) none of the Revenues reserved in the Leases have been assigned or otherwise pledged or hypothecated (except such pledge or hypothecation that will be fully terminated and released in connection with the filing and recordation of the Mortgages and except for the Liens contemplated pursuant to the Loan Documents).

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(c) Except as indicated in Schedule D attached hereto or in any estoppel certificates delivered to Lender in connection with the Loan, (i) no party under any Lease is in default in any material respect, there is no event of default, and to Borrower’s actual knowledge, there are no events that have occurred that, with the passage of time and/or the giving of notice would constitute a default under any Lease, (ii) to Borrower’s actual knowledge, there exist no offsets or defenses to the payment of any portion of the Revenues, (iii) all work to be performed by the landlord under the Leases has been substantially performed, all Tenants have accepted possession of their respective premises under the Leases, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant’s obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations (except as set forth on Schedule K with respect to Tenant Improvements or Material Alterations currently underway but not yet completed and except as set forth in the Leases with respect to future Tenant Improvements or Material Alterations with respect to which the Tenant has a right to request of Landlord but have not yet been requested or commenced) and no Leasing Commissions are owed or would be owed upon the exercise of any Tenant’s existing renewal or expansion options, and Borrower has no other monetary obligation to any Tenant under any Lease, and (iv) Borrower has received no notice from any Tenant challenging the validity or enforceability of any Lease.

(d) There are no Material Agreements except as described in Schedule F and attached hereto and except as listed on “Schedule B” of the Qualified Title Insurance Policies.  Borrower has made available to Lender true, correct and complete copies of all Material Agreements.  Each Material Agreement has been entered into at arm’s length in the ordinary course of business by or on behalf of Borrower.

(e) The Leases and the Material Agreements are in full force and effect.  Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance, Material Agreement or any other agreement or instrument to which it is a party or by which it or any of the Properties are bound.

Section 4.15 Full and Accurate Disclosure

.  No statement of fact heretofore delivered by Sponsor or Borrower to Lender in writing in respect of the Properties or the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected.  There is no fact presently actually known to Borrower which has not been disclosed to Lender which is reasonably likely to result in a Material Adverse Effect.

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Section 4.16 Financial Condition

.  All financial data concerning Borrower and the Properties heretofore provided to Lender fairly presents in accordance with GAAP (or another basis of accounting acceptable to Lender and consistently applied) the financial position of Borrower in all material respects, as of the date on which it was made, and does not omit to state any fact necessary to make statements contained herein or therein not misleading.  Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances which have had or are reasonably likely to result in a Material Adverse Effect.

Section 4.17 Single-Purpose Requirements

.

(a) Borrower is now a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its organizational documents, and has always been since its formation a single-purpose entity formed solely for the purpose of acquiring, owning, holding, leasing, operating, managing, maintaining, developing and improving the Property owned by it.  Borrower has never (i) owned any property other than the Properties and related personal property, (ii) engaged in any business, except the ownership and operation of the Properties or (iii) had any material contingent or actual obligations or liabilities unrelated to the Properties.

(b) Borrower has provided Lender with true, correct and complete copies of (i) Borrower’s current financial statements; and (ii) Borrower’s current operating agreement or partnership agreement, as applicable, together with all amendments and modifications thereto.

Section 4.18 Use of Loan Proceeds

.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.  The Loan is solely for the business purpose of Borrower or for distribution to Borrower’s equity holders in accordance with applicable law.

Section 4.19 Not Foreign Person

.  Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 4.20 Labor Matters

.  Borrower is not a party to any collective bargaining agreements.

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Section 4.21 Title

.  Borrower owns good, marketable and insurable title to the Properties and good and marketable title to any related personal property owned by Borrower (if any), to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances.  The Mortgages, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) valid, perfected first priority Liens on the Properties and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of Delaware) in and to all personalty owned by Borrower, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances.  The Permitted Encumbrances do not and will not materially and adversely affect or interfere with the value, or current or contemplated use or operation, of the Properties, or the security intended to be provided by the Mortgage or Borrower’s ability to repay the Indebtedness in accordance with the terms of the Loan Documents.  Except as insured over by a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Properties which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.

Section 4.22 No Encroachments

.  Except as shown on the applicable Qualified Survey, all of the improvements on each Property lie wholly within the boundaries and building restriction lines of the such Property, and no improvements on adjoining property encroach upon any Property, and no easements or other encumbrances upon any Property encroach upon any of the improvements, so as, in either case, to adversely affect the value or marketability of the applicable Property, except those which are insured against by a Qualified Title Insurance Policy.

Section 4.23 Physical Condition

.

(a) Except for matters set forth in the Engineering Reports, each Property (including, without limitation, sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) is in good condition, order and repair in all respects material to its use, operation or value.

(b) Borrower is not aware of any material structural or other material defect or damages in any of the Properties, whether latent or otherwise.

(c) Borrower has not received and is not aware of any other party’s receipt of notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

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Section 4.24 Fraudulent Conveyance

.  Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor.  Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations).  Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 4.25 Management

.  Except for any Approved Management Agreement and for Sunset Valley, no property or asset management agreements are in effect with respect to the Properties.  The Approved Management Agreement is in full force and effect and there is no event of default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute an event of default thereunder.

Section 4.26 Condemnation

.  No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.

Section 4.27 Utilities and Public Access

.  Each Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities necessary to the continued use and enjoyment of such Property as presently used and enjoyed.

Section 4.28 Environmental Matters

.  Except as disclosed in the Environmental Reports:

(a) Each Property is in compliance in all material respects with all Environmental Laws applicable to such Property (which compliance includes, but is not limited to, the possession of, and compliance with, all permits, approvals, licenses, registrations and other governmental authorizations required under applicable Environmental Laws in connection with the ownership, operation, use or occupation of such Property).

(b) No Environmental Claim is pending with respect to any of the Properties, nor, to Borrower’s actual knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or any of the Properties.

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(c) There are no Hazardous Substances, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments, lead in drinking water, or lead-based paint present at, on, in or under any Property except, in each case, for such quantities and concentrations as are reasonably required for the conduct of the business and as are Used in material compliance with all Environmental Laws.

(d) There have not been and are no past, present or threatened Releases of any Hazardous Substances from or at any of the Properties that are reasonably likely to form the basis of any Environmental Claim, and, to Borrower’s actual knowledge, there is no threat of any Release of any Hazardous Substance migrating to any of the Properties.

(e) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any of the Properties and, to Borrower’s actual knowledge, no action by any Governmental Authority is pending that seeks to make any of the Properties subject to Liens under any Environmental Law.

(f) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession, custody or control of Borrower in relation to any of the Properties which have not been made available to Lender.

Section 4.29 Assessments

.  Except as may be referenced in any Qualified Title Insurance Policy, there are no pending or, to Borrower’s actual knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments.  No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

Section 4.30 No Joint Assessment

.  Borrower has not suffered, permitted or initiated the joint assessment of any of the Properties (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to any of the Properties as a single Lien.

Section 4.31 Separate Lots

.  Except as set forth on Schedule I attached hereto, no portion of any of the Properties is part of a tax lot that also includes any real property that is not Collateral.

Section 4.32 Permits; Certificate of Occupancy

.  Borrower or the Tenants, as applicable in accordance with the terms of the applicable Lease, have obtained all Permits necessary for the present use and operation of each Property.  The uses being made of each Property are in conformity in all material respects with the certificate of occupancy and/or, to Borrower’s actual knowledge, Permits for such Property and any other restrictions, covenants or conditions affecting such Property.

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Section 4.33 Flood Zone

.  None of the Improvements on any of the Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including, without limitation, Zones A, B, C, V and X and Shaded X areas), or, to the extent that any portion of any of the Properties is located in such an area, such Property is covered by flood insurance meeting the requirements set forth in Section 5.15(a)(ii).

Section 4.34 Security Deposits

.  Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.

Section 4.35 Acquisition Documents

.  Borrower has delivered to Lender true, correct  and complete copies of all material agreements and instruments under which Borrower or any of its Affiliates or the seller of any of the Properties have remaining rights or obligations in respect of Borrower’s acquisition of the Properties.

Section 4.36 Insurance

.  Borrower or the Tenants, as applicable in accordance with the terms of the applicable Lease, have obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period.  Borrower has not and to Borrower’s actual knowledge, no Person has done, by act or omission, anything that would impair the coverage of any such policy.

Section 4.37 No Dealings

.  Neither Borrower nor the Sponsor is aware of any unlawful influence on the assessed value of any of the Properties.

Section 4.38 Estoppel Certificates

.  Borrower has delivered to Lender true, correct and complete copies of (a) the form(s) of estoppel certificate heretofore sent by Borrower or an Affiliate to every Tenant at the Properties, and (b) each estoppel certificate received back from any such Tenant prior to the Closing Date.

Section 4.39 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws

.  (a) None of the funds or other assets of Borrower or Sponsor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in Borrower or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or (ii) the Loan is in violation of law (any such person, entity or government, an “Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Sponsor, as applicable (whether directly or indirectly), with the result that (i) the investment in Borrower or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law, (c) none of the funds of Borrower or Sponsor, as applicable, have been derived from any unlawful activity with the result that (i) the investment in Borrower or Sponsor, as applicable (whether directly or indirectly) is prohibited by law or (ii) the Loan is in violation of law and (d) to Borrower’s actual knowledge, no Tenant at

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any Property is identified on the OFAC List.  Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true, correct and complete during the term of the Loan.  Notwithstanding Section 4.40 to the contrary, the representations and warranties contained in this Section 4.39 shall survive in perpetuity.  With respect to direct or indirect interests in Sponsor, Lender acknowledges that Borrower has relied exclusively on its U.S. broker-dealer network to implement the normal and customary investor screening practices mandated by applicable law and FINRA regulations in making the foregoing representation.

Section 4.40 Survival

.  Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding.  All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.  On the date of any Securitization, on not less than five Business Days’ prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true, correct and complete as of the date of such Securitization, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

ARTICLE V

AFFIRMATIVE COVENANTS

Section 5.1 Existence

. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of its business.  Borrower shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.

Section 5.2 Maintenance of Properties

.

(a) Borrower shall cause each Property to be maintained in good and safe working order and repair, reasonable wear and tear excepted, and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction.  Borrower shall not use, maintain or operate any Property in any manner that constitutes a public or private nuisance or that makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Subject to Section 6.13, without the prior written consent of Lender, no improvements or equipment located at or on any Property shall be removed or demolished (except for replacement of equipment in the ordinary course of Borrower’s business with items of the same utility and of equal or greater value and sales of obsolete equipment no longer needed for the operation of the applicable Property).  Subject to Section 6.13, Borrower shall from time to time make, or cause to be made, all reasonably necessary repairs and replacements to the Properties.  Borrower shall not make any change in the use of any Property that would materially increase the risk of fire or other hazard arising out of the operation of any Property, or

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do or permit to be done thereon anything that may in any way cause a Material Adverse Effect.  Borrower shall not install or permit to be installed on any Property any underground storage tank.  Borrower shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

(b) Borrower shall remediate the Deferred Maintenance Conditions within 12 months following the Closing Date, subject to Force Majeure, and upon request from Lender after the expiration of such period shall deliver to Lender an Officer’s Certificate confirming that such remediation has been completed and that all associated expenses have been paid.

Section 5.3 Compliance with Legal Requirements

.  Borrower shall comply with, and shall cause each Property to comply with and be operated, maintained, repaired and improved in compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound (including, without limitation, obligations under Major Leases). After prior written notice to Lender, Borrower, at Borrower’s expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or a Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.  Notwithstanding the foregoing, to the extent the Lease with a Tenant remains in effect and such Tenant remains liable for the obligations under its Lease, such Tenant shall have the right to exercise any contest rights set forth in such Lease in accordance with the terms thereof and, that to the extent such rights conflict or are inconsistent with the provisions of this Section 5.3, the provisions set forth in such Lease shall govern and control.

Section 5.4 Impositions and Other Claims

.  (a)  Borrower shall pay and discharge (or cause to be paid and discharged) all taxes, assessments and governmental charges levied upon it, its income and its assets as and when such taxes, assessments and charges are due and payable, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in the definition of Permitted Encumbrances.  After prior written notice to Lender, Borrower, at Borrower’s expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, provided that (i) no Event of Default has occurred

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and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes from any Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes, together with all interest and penalties thereon.  Notwithstanding the foregoing, to the extent the Lease with a Tenant remains in effect and such Tenant remains liable for the obligations under its Lease, such Tenant shall have the right to exercise any contest rights set forth in such Lease in accordance with the terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 5.4, the provisions set forth in such Lease shall govern and control.

(b) Borrower shall file all federal, state and local tax returns and other reports that it is required by law to file.  If any law or regulation applicable to Lender, any Note, any of the Properties or any of the Mortgages is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect any of the Mortgages, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender.  If in the opinion of Lender’s counsel it might be unlawful to require Borrower to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable Law, Lender may elect to declare all of the Indebtedness to be due and payable 90 days from the giving of written notice by Lender to Borrower.

Section 5.5 Access to Properties

.  Subject to the rights of Tenants, Borrower shall permit agents, representatives and employees of Lender and the Servicer to enter and inspect the Properties or any portion thereof, and/or inspect, examine, audit and copy the books and records of Borrower (including, without limitation, all recorded data of any kind or nature, regardless of the medium of recording), at such reasonable times as may be requested by Lender upon reasonable advance notice.  If Lender shall determine that an Event of Default exists, the cost of such inspections, examinations, copying or audits shall be borne by Borrower, including, without limitation, the cost of all follow up or additional investigations, audits or inquiries deemed reasonably necessary by Lender.  The cost of such inspections, examinations, audits and copying, if not paid for by Borrower (to the extent required above) following demand, may be added to the Indebtedness and shall bear interest thereafter until paid at the Default Rate.

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Section 5.6 Cooperate in Legal Proceedings

.  Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

Section 5.7 Leases

.

(a) Borrower shall furnish Lender with executed copies of all Leases, together with a detailed breakdown of income and cost associated therewith.  All new Leases and renewals or amendments of Leases must (i) be entered into on an arms-length basis with Tenants that are not Affiliates of Borrower and whose identity and creditworthiness is appropriate for tenancy in property of comparable quality, (ii) provide for rental rates and other economic terms which, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and otherwise contain terms and conditions that are commercially reasonable, (iii) have an initial term of not more than 10 years, (iv) not have a Material Adverse Effect, (v) be expressly subject and subordinate to the Mortgages and contain provisions for the agreement by the Tenant thereunder to attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the applicable Property by any purchaser at a foreclosure sale and (vi) require the Tenant thereunder to execute and deliver to Borrower an estoppel certificate addressing the issues set forth in Section 9.16(b) of this Agreement (in each case, unless Lender consents to such Lease in its sole discretion).

(b) All new Leases that are Major Leases, and all terminations, renewals and amendments of Major Leases, and any surrender of rights under any Major Lease, shall be subject to the prior written consent of Lender, such consent not to be unreasonably withheld.

(c) Borrower shall (i) observe and punctually perform all the obligations imposed upon the lessor under the Leases; (ii) enforce all of the terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor’s interest in the Leases or associated rents other than the assignments of rents and leases under the Mortgages and Assignments of Rents and Leases; (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender and (vi) not permit any subletting of any space covered by a Lease or an assignment of the Tenant’s rights under a Lease, except in strict accordance with the terms of such Lease.  Borrower shall deliver to each new Tenant a Tenant Notice upon execution of such Tenant’s Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant’s receipt thereof.

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(d) Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash and exceeding $100,000, shall be deposited by Borrower in an account at such commercial or savings bank as may be reasonably satisfactory to Lender, which account is hereby pledged to Lender.  Borrower shall maintain books and records of sufficient detail to identify all security deposits of Tenants separate and apart from any other payments received from Tenants.  Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall be issued by an institution reasonably satisfactory to Lender, shall (if not prohibited by any Legal Requirements) name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender) or may name Borrower as payee thereunder so long as such bond or other instrument is pledged to Lender as security for the Indebtedness and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Lender.  Borrower shall, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender of Borrower’s compliance with the foregoing.  Upon the occurrence and during the continuance of any Trigger Period or Event of Default, Borrower shall, upon Lender’s request, deposit with Lender in an Eligible Account pledged to Lender an amount equal to the aggregate security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower and to which the Tenants may be entitled under the terms of their Leases) which Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease.

(e) Borrower shall promptly deliver to Lender a copy of each written notice from a Tenant under any Major Lease claiming that Borrower is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Borrower.  Borrower shall use commercially reasonable efforts to provide in each Major Lease executed after the Closing Date to which Borrower is a party that any Tenant delivering any such notice shall send a copy of such notice directly to Lender.

Section 5.8 Plan Assets, etc

.  Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

Section 5.9 Further Assurances

.  Borrower shall, at Borrower’s sole cost and expense (except as otherwise expressly provided in this Agreement or in the Cooperation Agreement), from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including, without limitation, Uniform Commercial Code financing statements and amended or replacement mortgages) as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower and the rights of Lender under the Loan Documents or to facilitate a replacement of the Cash Management Bank pursuant to Section 3.1(c) or a bifurcation of the Note pursuant to Section 1.1(c) and/or 9.7(b) or a loan restructuring pursuant to the Cooperation Agreement, in each case if requested by Lender,

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and do and execute all such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time.  Upon foreclosure, the appointment of a receiver or any other relevant action, Borrower shall, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Collateral.  Provided that an Event of Default shall have occurred and be continuing, Borrower authorizes and appoints Lender as its attorney-in-fact to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement or the other Loan Documents following written request from Lender, in each case without the signature of Borrower.  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement.  Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this Section 5.9.

Section 5.10 Management of Collateral

.

(a) Each Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement.  Pursuant to the Subordination of Property Management Agreement or Agreements, each Approved Property Manager shall agree that its Approved Management Agreement and all fees thereunder (including, without limitation, any incentive fees) relating to the Properties are subject and subordinate to the Indebtedness.  Borrower may from time to time appoint a new Approved Property Manager to manage the applicable Property pursuant to a new Approved Management Agreement, and such successor manager shall execute for Lender’s benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender.  The per annum management fees of the Approved Property Manager (including, without limitation, any incentive fees) shall not, at any time, exceed (i) in the case of all Properties other than Sunset Valley, 2% of the gross revenues of the relevant Property and (ii) in the case of Sunset Valley, 4% of the gross revenues of the relevant Property, in each of cases (i) and (ii), for the then most recently concluded Test Period.

(b) Borrower shall cause each Approved Property Manager (including, without limitation, any successor Approved Property Manager) to maintain at all times worker’s compensation insurance as required by Governmental Authorities.

(c) Borrower shall notify Lender in writing of any default of Borrower or an Approved Property Manager under any of the Approved Management Agreements, after the expiration of any applicable cure periods, of which Borrower has actual knowledge.  Lender shall have the right, after reasonable notice to Borrower and in accordance with such Subordination of Management Agreement, to cure defaults of Borrower under such Approved Management Agreement.  Any out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

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(d) Upon the occurrence and during the continuance of an Event of Default, or a material default relating to any of the Properties by an Approved Property Manager under an Approved Management Agreement after the expiration of any applicable cure period or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to an Approved Property Manager, Lender may, in its sole discretion, require Borrower to remove the Properties from the application of the Approved Management Agreement and engage an Approved Property Manager selected by Lender to serve as replacement Approved Property Manager pursuant to an Approved Management Agreement.  If Lender does not select a replacement Approved Property Manager, Lender shall have the right to request that the existing Approved Property Manager enter into a new Approved Management Agreement that relates only to the Properties.

Section 5.11 Notice of Material Event

.  Borrower shall give Lender prompt notice (containing reasonable detail) upon learning of (x) any material change in the financial or physical condition of any of the Properties, as reasonably determined by Borrower, including, without limitation, the termination or cancellation of any Major Lease and the termination or cancellation of terrorism or other insurance required by this Agreement, (y) any litigation or governmental proceedings pending or threatened in writing against Borrower which is reasonably likely to have a Material Adverse Effect, or (z) any other circumstance or event reasonably likely to cause a Material Adverse Effect.

Section 5.12 Annual Financial Statements

.  As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, a combined balance sheet of Borrower as of the end of such year, together with related statements of income and equityholders’ capital for such Fiscal Year, audited by a “Big Four” accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis (or another basis of accounting acceptable to Lender and consistently applied) and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern.  Together with Borrower’s combined annual financial statements, Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(a) a combined statement of cash flows (provided that a separate schedule shall be provided showing the breakdown of cash flows for each individual Property);

(b) then current rent roll and occupancy reports;

(c) to the extent not shown in the combined statement of cash flows delivered pursuant to clause (a) above, an annual report for the most recently completed fiscal year, describing Capital Expenditures (stated separately with respect to any project costing in excess of $100,000), Tenant Improvements and Leasing Commissions; and

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(d) such other information as Lender shall reasonably request.

Section 5.13 Quarterly Financial Statements

.  As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including, without limitation, year-end), Borrower shall furnish to Lender, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower on a combined basis, including, without limitation, a balance sheet and operating statement as of the end of such Fiscal Quarter, together with related statements of income for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete and were prepared in accordance with GAAP applied on a consistent basis (or another basis of accounting acceptable to Lender and consistently applied), subject to changes resulting from audit and normal year-end audit adjustments.  Each such quarterly report shall be accompanied by the following, in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format:

(a) a statement in reasonable detail which calculates Net Operating Income for each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter;

(b) copies of each of the Leases signed during such quarter, together with a summary thereof which shall include the Tenant’s name, lease term, base rent, Tenant Improvements, leasing commissions paid, free rent and other material tenant concessions;

(c) then current rent roll and occupancy reports; and

(d) such other information as Lender shall reasonably request.

Section 5.14 Monthly Financial Statements; Non-Delivery of Financial Statements

.

(a) Until the occurrence of a Securitization and upon the occurrence and  during the continuance of a Trigger Period or an Event of Default (or, in the case of item (iii) below, at all times), Borrower shall furnish within 30 days after the end of each calendar month (other than the final calendar month of any Fiscal Year or Fiscal Quarter), in an Excel spreadsheet file in electronic format (which may be via an intralinks site at Borrower’s sole cost and expense), or, in the case of predominantly text documents, in Adobe pdf format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower on a combined basis, including, without limitation, a balance sheet and operating statement as of the end of such month, together with related statements of income for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer’s Certificate certifying that the same are true, correct and complete

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and were prepared in accordance with GAAP applied on a consistent basis (or another basis of accounting acceptable to Lender and consistently applied), subject to changes resulting from audit and normal year-end audit adjustments.  Each such monthly report shall be accompanied by the following:

(i) a summary of Leases signed during such month, which summary shall include the Tenant’s name, lease term, base rent, escalations, Tenant Improvements, leasing commissions paid, free rent and other concessions;

(ii) then current rent roll and occupancy reports; and

(iii) such other information as Lender shall reasonably request.

(b) If Borrower fails to provide to Lender the financial statements and other information specified in Sections 5.12, 5.13 and this Section 5.14 within the respective time period specified in such Sections, then (i) such failure shall, at Lender’s election, constitute an Event of Default if such failure is not cured within fifteen Business Days after written notice from Lender, and (ii) to the extent such failure is not cured within such fifteen Business Day period, Borrower shall pay to Lender a fee in the amount of $1,500 immediately upon the occurrence of such failure and again upon the expiration of each 10-day period thereafter until compliance is achieved, which amounts shall constitute a portion of the Indebtedness and, if unpaid, shall accrue interest at the Default Rate.

Section 5.15 Insurance

.

(a) Borrower shall obtain and maintain (or cause to be obtained and maintained) with respect to the Properties, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:

(i) insurance against loss or damage by standard perils included within the classification “All Risks Special Form Cause of Loss” (including, without limitation, coverage for damage caused by windstorm and hail).  Such insurance shall (A) be in an amount equal to the full replacement cost of the Properties and fixtures (without deduction for physical depreciation); (B) have deductibles not in excess of the amounts permitted by this Section 5.15; (C) be paid in full when due; (D) contain a “Replacement Cost Endorsement” with a waiver of depreciation and an “Agreed Upon Amount Endorsement” waiving all coinsurance provisions; (E) include an ordinance or law coverage endorsement containing Coverage A: “Loss Due to Operation of Law” (with a limit equal to replacement cost), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages each with limits of no less than 10% of replacement cost or such lesser amounts as Lender may require in its sole discretion; (F) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof.   If such insurance excludes mold, then the Borrowers shall implement a mold prevention program satisfactory to Lender;

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(ii) flood insurance if the Property is located in a "100 Year Flood Plain", "special hazard area" (including, without limitation, Zones A and V) or other area with a high degree of flood risk in an amount equal to the maximum limit of coverage available from FEMA/FIA, plus such excess limits reasonably requested by Lender, with a deductible not in excess of $50,000;

(iii) commercial general liability insurance, including, without limitation, broad form coverage of property damage, blanket contractual liability and personal injury (including, without limitation, death resulting therefrom), to be on the so-called “occurrence” form containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year (with a per location aggregate if the Properties are on a blanket policy).  In addition, at least $50,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including, without limitation, all legal liability imposed upon Borrower and all related court costs and attorneys’ fees and disbursements;

(iv) rental loss and/or business interruption insurance covering all risks required to be covered by the insurance provided for in clauses (i), (ii), (v), (vii), (viii), (ix) and (xi) of this Section 5.15(a), and covering the 18 month period commencing on the date of any Casualty or Condemnation, and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the applicable Property has been restored, as reasonably determined by the applicable insurer (even if the policy will expire prior to the end of such period).  The amount of such insurance shall be increased from time to time as and when the gross revenues from such Property increase;

(v) insurance against loss or damage from (A) leakage of sprinkler systems, if not provided by the policy required by Section 5.15(a)(i) and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Properties;

(vi) worker’s compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer’s liability coverage of at least $1,000,000 (if applicable);

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(vii) during any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance provided for in Section 5.15(a)(iii).  The insurance provided for in Section 5.15(a) shall (1) be written in a so-called builder’s risk completed value form or equivalent coverage, including, without limitation, coverage for 100% of the total costs of construction on a non-reporting basis and against all risks insured against pursuant to clauses (i), (ii), (iv), (v), (viii) and (ix) of Section 5.15(a), (2) shall include permission to occupy the Property, and (3) shall contain an agreed amount endorsement waiving co-insurance provisions;

(viii) if required by Lender, earthquake insurance (A) with minimum coverage equivalent to the greater of  1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (B) having a deductible approved by Lender (but in any event not be in excess of 5% of the total insurable value of such Property), and (C) if the Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in such amounts required under Section 5.15(a)(i)(E);

(ix) so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Properties (plus twelve months of business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required hereunder (without giving effect to the cost of terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount;

(x) motor vehicle liability coverage for all owned and non owned vehicles, including, without limitation, rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00 (if applicable); and

(xi) such other insurance as may from time to time be reasonably requested by Lender.

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(b) All policies of insurance (the “Policies”) required pursuant to this Section 5.15 shall be issued by one or more primary insurers having a claims-paying ability of at least “A” or “A2” by each of the Rating Agencies, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having such claims-paying ability ratings (provided that the first layers of coverage are from carriers rated at least “A” or “A2” and all such carriers shall have claims-paying ability ratings of not less than “BBB+”  or “Baa1”).  Notwithstanding anything to the contrary herein, for purposes of determining whether the insurer ratings requirements set forth above have been satisfied, (1) any insurer that is not rated by Fitch will be regarded as having a Fitch rating that is the equivalent of the rating given to such insurer by any of Moody’s and S&P that does rate such insurer (or, if both such rating agencies rate such insurer, the lower of the two ratings), and (2) any insurer that is not rated by Moody’s will be regarded as having a Moody’s rating of “Baa1” or better if it is rated “A-” or better by S&P and will be regarded as having a Moody’s rating of  “A2” or better if it is rated “A+” or better by S&P.  Notwithstanding the foregoing, the existing Policy issued by Liberty Mutual shall be acceptable until renewal on July 1, 2010, at which time the Policies shall be issued in accordance with this paragraph (b).

(c) All Policies required pursuant to this Section 5.15:

(i) shall be maintained throughout the term of the Loan without cost to Lender  and shall name Borrower as the named insured or, in the case of Tenant Policies, an additional insured;

(ii) with respect to casualty policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as their interests may appear as first mortgagee and loss payee;

(iii) with respect to liability policies, shall name Lender and its successors and assigns as their interests may appear as additional insureds;

(iv) with respect to rental or business interruption insurance policies, shall name Lender and its successors and/or assigns as their interests may appear as loss payee;

(v) shall contain an endorsement providing that neither Borrower nor Lender nor any other party shall be a co-insurer under said Policies;

(vi) shall contain an endorsement providing that Lender shall receive at least 30 days’ prior written notice of any modification, reduction or cancellation thereof;

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(vii) shall contain an endorsement providing that no act or negligence of Borrower or of a Tenant or other occupant or any foreclosure or other proceeding or notice of sale relating to the Property shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

(viii) shall not make Lender liable for any insurance premiums thereon or subject to any assessments thereunder;

(ix) shall contain a waiver of subrogation against Lender;

(x) shall contain deductibles which, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are acceptable to Lender and are no larger than is customary for similar policies covering similar properties in the geographic market in which the applicable Property is located and in any event no larger than $50,000, except for wind and earthquake insurance which may be no greater than the greater of (i) $50,000 and (ii) five percent (5%) of the total insurable value at the time of loss;

(xi) may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Properties are separately allocated under such Policy to the Properties and that (i) payment of such allocated amount shall maintain the effectiveness of such Policy as to the Properties notwithstanding the failure of payment of any other portion of premiums, and (ii) overall insurance limits will under no circumstance limit the amount that will be paid in respect of the Properties, and provided further that any such blanket policy shall specifically allocate to each Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy in Lender’s discretion, subject to review and approval by Lender based on the schedule of locations and values; and

(xii) shall otherwise be reasonably satisfactory in form and substance to Lender and shall contain such other provisions as Lender deems reasonably necessary or desirable to protect its interests.

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(d) Borrower shall pay the premiums for all Policies as the same become due and payable.  Copies of such Policies, certified as true, correct and complete by Borrower, shall be delivered to Lender promptly upon request.  Not later than 15 days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal.   Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.  Within 30 days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

(e) Borrower shall not procure any other insurance coverage that would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.  If at any time Lender is not in receipt of written evidence that all Policies are in full force and effect when and as required hereunder, Lender shall have the right, after notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate (but limited to the coverages and amounts required hereunder).  All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, and shall bear interest at the Default Rate.

(f) In the event of foreclosure of one or more of the Mortgages or other transfer of title to one or more of the Properties in extinguishment in whole or in part of the Indebtedness, all right, title and interest of Borrower in and to the Policies then in force with respect to such Properties (other than those Policies that are blanket policies) and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.

(g) Notwithstanding the foregoing, to the extent: (i) a Lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under such Lease, (iii) the Tenant under such Lease (or the guarantor (if any) of such Tenant’s obligations under such Lease) maintains a rating from S&P of BBB or better, (iv) either (X) such Tenant is obligated per the terms of such Lease to rebuild and/or repair its leased premises at the corresponding Property at such Tenant’s sole expense or (Y) if such Tenant is not so obligated to rebuild and/or repair, such Lease entitles the landlord thereunder to receive the applicable insurance proceeds or self-insurance proceeds, and (v) such Tenant maintains the insurance required to be maintained by it under such Lease (or self-insures to the extent permitted under such Lease), subject to Section 5.15(h) below, Borrower will not be required to maintain coverage under Section 5.15(a)(i), (ii), (v), (vii), (viii) and (ix) above with respect to the corresponding Property (or, in the case of Sunset Valley, the corresponding portion of such

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Property). In addition, to the extent: (i) a Lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under such Lease, (iii) either (X) such Tenant is obligated per the terms of such Lease to rebuild and/or repair its leased premises at the corresponding Property at such Tenant’s sole expense or (Y) if such Tenant is not so obligated to rebuild and/or repair, such Lease entitles the landlord thereunder to receive the applicable insurance proceeds, and (iv) such Tenant maintains the insurance required to be maintained by Borrower under Section 5.15(a)(i), (ii), (v), (vii), (viii), (ix) and (xi) above with respect to the corresponding Property (or, in the case of Sunset Valley, the corresponding portion of such Property), Borrower will not be required to maintain coverage under Section 5.15(a)(i), (ii), (v), (vii), (viii), (ix) and (xi) with respect to the corresponding Property (or, in the case of Sunset Valley, the corresponding portion of such Property).

(h)           Notwithstanding that in accordance with Section 5.15(g), the applicable Tenant is permitted to and may be providing property insurance that Borrower is required to provide under this Section 5.15(a)(i), (ii), (v), (vii), (viii), (ix) and (xi), Borrower acknowledges that Borrower is responsible for maintaining (or causing tenant to maintain) the insurance required under this Section 5.15 with respect to the Property, except as provided in Section 5.15(g) above (it being specifically agreed and understood that Borrower must at all times maintain such insurance to the extent not maintained by the Tenant, except as provided in Section 5.15(g) above).  Notwithstanding anything to the contrary contained in this Section 5.15, except as provided in Section 5.15(g) above, if, at any time and from time to time during the term of this Agreement, the insurance policies maintained by the Tenant do not fully comply with the requirements set forth in this Section 5.15, then Borrower shall, upon obtaining knowledge thereof, promptly notify Lender in writing and Borrower shall, except as provided in  Section 5.15(g) above, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that the Tenant does not provide the applicable insurance coverage required in this Section 5.15 or (y) “excess and contingent” insurance coverage in the event that the Tenant does not have the sufficient insurance coverage required under this Section 5.15 over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the Property into full compliance with all of the terms and conditions of this Section 5.15.

(i)           Lender acknowledges that the insurance in place as of the date hereof, as evidenced by certificates of insurance provided by Borrowers and each tenant in connection with the closing of the Loan, shall be deemed to satisfy the foregoing requirements of this Section 5.15 as in effect on the date hereof.

Section 5.16 Casualty and Condemnation

.

(a) Borrower shall give prompt notice to Lender of any Casualty (if the estimated costs of completing restoration are greater than $50,000) or Condemnation or of the actual or threatened commencement of proceedings that would result in a Condemnation.

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(b) Lender may participate in any proceedings for any taking by any public or quasi-public authority accomplished through a Condemnation or any transfer made in lieu of or in anticipation of a Condemnation, to the extent permitted by law.  Upon Lender’s request, Borrower shall deliver to Lender all instruments reasonably requested by it to permit such participation.  Borrower shall, at its sole cost and expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Borrower shall not consent or agree to a Condemnation or action in lieu thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld in the case of a taking of an immaterial portion of any Property.

(c) Lender may (x) jointly with Borrower settle and adjust any claims, (y) upon the occurrence and during the continuance of an Event of Default, settle and adjust any claims without the consent or cooperation of Borrower, or (z) allow Borrower to settle and adjust any claims; except that if no Event of Default has occurred and is continuing, Borrower may settle and adjust claims aggregating not in excess of $500,000 if such settlement or adjustment is carried out in a competent and timely manner, but Lender shall be entitled to collect and receive (as set forth below) any and all Loss Proceeds with respect to any Casualty or Condemnation where the Loss Proceeds exceeds the Loss Proceeds Threshold Amount.  All Loss Proceeds with respect to any Casualty or Condemnation where the Loss Proceeds do not exceed the Loss Proceeds Threshold Amount shall be disbursed to Borrower (or at Borrower’s direction) to be applied to the costs of restoration, with Borrower having the right to retain any Loss Proceeds in excess of such restoration costs.  The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.

(d) All Loss Proceeds with respect to any Casualty or Condemnation where the Loss Proceeds exceeds the Loss Proceeds Threshold Amount shall be deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable).  Following the occurrence of a Casualty, Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the applicable Property to be of at least equal value and of substantially the same character as prior to the Casualty (or cause same to be done), all in accordance with the terms hereof applicable to Alterations.  If, at any Property, a Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:

(i) in the case of a Casualty, the Casualty does not render the Property untenantable or result in the cancellation of Leases covering more than 15% of the base contractual rental revenue of such Property;

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(ii) in the case of a Condemnation, the Condemnation does not render the Property untenantable or result in the cancellation of Leases covering more than 15% of the base contractual rental revenue of such Property;

(iii) restoration of such Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least three months prior to the Maturity Date;

(iv) after such restoration, the fair market value of the Property is reasonably expected to equal at least the fair market value of such Property immediately prior to such Condemnation or Casualty (assuming the affected portion of such Property is relet); and

(v) all necessary approvals and consents from Governmental Authorities will be obtained to allow the rebuilding and re-occupancy of the Property;

or if Lender otherwise elects to allow Borrower to restore such Property, then, provided no Event of Default has occurred and is continuing, the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding such Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute (or cause to prosecute) such restoring, repairing, replacing or rebuilding of such Properties in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of such Properties immediately prior to the Condemnation or Casualty).  Provided that no Event of Default shall have occurred and be then continuing,  Lender shall disburse such Loss Proceeds to Borrower upon Lender’s being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably satisfactory to Lender that such funds are available and sufficient in addition to any remaining Loss Proceeds, to complete the proposed restoration (including, without limitation, for any reasonable costs and expenses of Lender to be incurred in administering such restoration) and for payment of the Indebtedness as it becomes due and payable during the restoration, and (iii) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed $500,000 be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld).  If Lender reasonably estimates that the cost to restore will exceed $500,000, Lender may retain a local construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute

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Indebtedness).  No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration.  Funds other than Loss Proceeds shall be disbursed prior to disbursement of such Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.  Upon completion of the restoration free and clear of all Liens or claims for Lien, any Loss Proceeds in excess of the restoration costs shall be held by Lender and Lender shall apply such excess amount to the Indebtedness and Borrower shall not be responsible for any Yield Maintenance Premium as a result of such application; provided, however, that upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, in its sole discretion, to apply such excess amount to the Indebtedness as Lender sees fit.

(e) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Properties.  Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including, without limitation, reasonable attorneys’ fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.  Provided that an Event of Default shall have occurred and be continuing, Borrower irrevocably constitutes and appoints Lender as the attorney-in-fact of Borrower for matters in excess of $500,000.00 with respect to any Property, with full power of substitution, subject to the terms of this Section 5.16, to settle for, collect and receive all Loss Proceeds and any other awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor (which power of attorney shall be irrevocable so long as any of the Indebtedness is outstanding, shall be deemed coupled with an interest, and shall survive the voluntary or involuntary dissolution of Borrower).

(f) If Borrower is not entitled to apply Loss Proceeds toward the restoration of a Property pursuant to Section 5.16(d) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Loan and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period).  If the Note has been bifurcated into multiple Notes pursuant to Section 1.1(c), all prepayments of the Loan made by Borrower in accordance with this Section 5.16(f) shall be applied to the Notes in ascending order of interest rate (i.e., first to the Note with the lowest interest rate until its outstanding principal balance has been reduced to zero, then to the Note with the second lowest interest rate until its outstanding principal balance has been reduced to zero, and so on) or in such other order as Lender shall determine.

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(g) Notwithstanding the foregoing provisions of this Section 5.16, to the extent any Lease remains in effect and the tenant thereunder remains liable for the obligations under such Lease, the disposition of any amounts, awards or payments payable with respect to any Casualty or Condemnation relating to the corresponding Property shall be governed by such Lease.

Section 5.17 Annual Budget

.  Within 30 days prior to the commencement of each Fiscal Year during the term of the Loan, Borrower shall deliver to Lender for informational purposes only an Annual Budget for the Properties for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget.  Upon the occurrence and during the continuance of any Trigger Period or Event of Default, such Annual Budget and any such revisions shall be subject to Lender’s sole but reasonable approval (the Annual Budget, as so approved, the “Approved Annual Budget”).  For so long as Lender shall withhold its consent to any Annual Budget or any revisions thereto, the Annual Budget in effect prior to any such request for approval shall remain in effect.

Section 5.18 General Indemnity

.

(a) In addition to the payment of expenses pursuant to Section 9.17, whether or not the transactions contemplated hereby shall be consummated, Borrower, at its sole cost and expense, shall, jointly and severally, protect, indemnify, reimburse, defend and pay and hold harmless Lender and its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, Affiliates, and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”) for, from and against, and shall be responsible for, any and all Damages payable by any Indemnified Party to any third party of any kind or nature whatsoever, whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, which may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of (i) the making or holding or enforcement of the Loan by Lender or the administration of the Transaction; (ii) ownership of the Note(s) or the Mortgages (including, without limitation, any tax on the making and/or recording of any of the Loan Documents), or any interest in any Property or receipt of any rents or Revenues; (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any use, nonuse or condition in, on or about any Property any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (v) any failure on the part of Borrower or Sponsor to perform or comply with any of the terms of the Loan Documents to which they are a party; (vi) performance of any labor or services or the

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furnishing of any materials or other property in respect of any Property or any part thereof; (vii) any failure of any Property, Borrower or Sponsor to comply with any Legal Requirements; (viii) any representation or warranty made by Borrower or Sponsor in any of the Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (ix) any Use or Release of Hazardous Substances; (x) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Property or any part thereof under any legal requirement or any liability asserted against any Indemnified Party with respect thereto; and (xi) any and all claims and demands whatsoever that may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on such party’s part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, in each case, to the extent resulting, directly or indirectly, from any claim (including, without limitation, any Environmental Claim) made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder to the extent that such Damages have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud, or willful misconduct of such Indemnified Party.

(b) Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party with respect to the matters contemplated by Section 5.18(a) (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by such Indemnified Party.  Notwithstanding the foregoing, any Indemnified Party may, in the event of a conflict of interest, engage its own attorneys and other professionals to defend or assist it (chosen at Lender’s sole discretion), and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding against such Indemnified Party.  Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(c) Any amounts payable to Lender by reason of the application of this Section 5.18 shall be secured by the Mortgages and shall become immediately due and payable and shall bear interest at the Default Rate from the date Damages are sustained by the Indemnified Parties until paid.

(d) The provisions of and undertakings and indemnification set forth in this Section 5.18 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement, but only with respect to matters arising or accruing or as a result of circumstances that occurred prior to such satisfaction and payment in full.

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Section 5.19 Nonbinding Consultation

.  Lender shall have the right to consult with and advise Borrower regarding significant business activities and business and financial developments of Borrower, provided that any such advice or consultation or the result thereof shall be completely nonbinding on Borrower.

Section 5.20 Compliance with Encumbrances and Material Agreements

.  Borrower covenants and agrees as follows:

(a) Borrower shall comply with all material terms, conditions and covenants of each Material Agreement and each material Permitted Encumbrance, including, without limitation, any reciprocal easement agreement, any declaration of covenants, conditions and restrictions, and any condominium arrangements.

(b) Borrower shall promptly deliver to Lender a true, correct and complete copy of each and every notice of default or event of default received by Borrower with respect to any obligation of Borrower under the provisions of any Material Agreement and/or Permitted Encumbrance.

(c) Borrower shall deliver to Lender copies of any written notices of default or event of default relating to any Material Agreement and/or Permitted Encumbrance served by Borrower.

(d) After the occurrence and during the continuance of an Event of Default, so long as the Loan is outstanding, Borrower shall not grant any material consent, approval or waiver under any such Material Agreement or Permitted Encumbrance without the prior written consent of Lender.

(e) Borrower shall deliver to each other party to any Permitted Encumbrance and any Material Agreement notice of the identity of Lender and each assignee of Lender of which Borrower is aware if such notice is reasonably required by Lender in order to protect Lender’s interest thereunder.

(f) Borrower shall enforce, short of termination thereof, the performance and observance of each and every material term, covenant and provision of each Material Agreements and Permitted Encumbrance to be performed or observed by each other party thereto, if any.

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Section 5.21 Prohibited Persons

.  None of Borrower or Sponsor shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Embargoed Person, including, without limitation, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order 13224.  Borrower shall deliver to Lender from time to time written certification or other evidence as may be reasonably requested by Lender, confirming that (x) none of Borrower, Sponsor nor, to Borrower’s actual knowledge, any Person owning a direct or indirect beneficial interest in Borrower is an Embargoed Person and (y) none of Borrower, Sponsor or, to Borrower’s actual knowledge, any Person owning a direct or indirect beneficial interest in Borrower has knowingly engaged in any business, transaction or dealings with a Embargoed Person, including, without limitation, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Embargoed Person.  With respect to Persons owning direct or indirect beneficial interests in Sponsor, Lender acknowledges that Borrower shall be permitted to rely exclusively on its U.S. broker-dealer network to implement the normal and customary investor screening practices mandated by applicable law and FINRA regulations in satisfaction of the foregoing covenants and certifications.

Section 5.22 Title to the Properties

.  Borrowers will warrant and defend (a) the title to each Property, subject only to Liens permitted hereunder (including, without limitation, Permitted Encumbrances, and the releases of Property permitted under this Agreement), and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Rents and Leases, subject only to Liens permitted hereunder (including, without limitation, Permitted Encumbrances), in each case against the claims of all Persons whomsoever.  Borrower shall reimburse Lender for any actual losses, actual costs, actual damages (excluding lost profits, diminution in value and other consequential damages) or reasonable expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any Property, other than as permitted hereunder, is claimed by another Person.

Section 5.23 Single-Purpose Entity

(i) .  Each Borrower covenants and agrees that (i) any factual assumptions made with respect to Borrower in any subsequent nonconsolidation opinion required to be delivered in connection with the Loan Documents, including, without limitation, any exhibits attached thereto, shall be true and correct in all respects, (ii) each Borrower will comply with all of the factual assumptions made with respect to each Borrower in any subsequent nonconsolidation opinion, and (iii) each Person other than any Borrower or Lender, with respect to which a factual assumption shall be made in any subsequent nonconsolidation opinion will comply with all of the factual assumptions made with respect to it in any such subsequent nonconsolidation opinion.

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Section 5.24 Separate Tax Lots

.  Borrower shall diligently pursue separate tax lot designations for each of the Properties listed on Schedule J attached hereto and shall promptly provide evidence of receipt of the same to Lender.

Section 5.25 Implementation of Blocked Account

.  The Blocked Account shall be opened and fully implemented within ten (10) Business Days after the Closing Date.

ARTICLE VI

NEGATIVE COVENANTS

Section 6.1 Liens on the Properties

.  Borrower shall not permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances.

Section 6.2 Ownership

.  Borrower shall not own any assets other than the Properties and related personal property and fixtures located therein or used in connection therewith and the Revenues therefrom.

Section 6.3 Transfer; Change of Control

.  Borrower shall not Transfer any Collateral other than in compliance with Article II and other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business, and Borrower shall not hereafter file a declaration of condominium with respect to any of the Properties.  Borrower shall not cause or engage in a Change of Control.

Section 6.4 Debt

.  Borrower shall not have any Debt, other than Permitted Debt.

Section 6.5 Dissolution; Merger or Consolidation

.  Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Qualified Successor Borrower pursuant to Section 2.2.

Section 6.6 Change in Business

.  Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

Section 6.7 Debt Cancellation

.  Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

Section 6.8 Affiliate Transactions

.  Borrower shall not enter into, or be a party to, any transaction with any Affiliate of Borrower, except on terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party and except under the Approved Management Agreement to the extent the manager thereunder is an Affiliate of Borrower.

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Section 6.9 Misapplication of Funds

.  Borrower shall not (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Cash Management Account as required by Section 3.1, or (c) misappropriate any security deposit or portion thereof.

Section 6.10 Jurisdiction of Formation; Name

.  Borrower shall not change its jurisdiction of formation or name without receiving Lender’s prior written consent and promptly providing Lender such information and replacement Uniform Commercial Code financing statements and legal opinions as Lender may reasonably request in connection therewith.

Section 6.11 Modifications and Waivers

.  Unless otherwise consented to in writing by Lender, which consent shall not be unreasonably withheld:

(a) Borrower shall not amend, modify, terminate, renew, or surrender any rights or remedies under any Lease, or enter into any Lease, except in compliance with Section 5.7;

(b) Borrower shall not terminate its organizational documents (including, without limitation, any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation), or, unless required by applicable law, (i) amend or modify its organizational documents with respect to the matters set forth in the definition of Single-Purpose Entity or Material Action, or (ii) otherwise materially modify or amend its organizational documents;

(c) Borrower shall not terminate, amend or modify the Approved Management Agreement and if a Securitization has occurred, Borrower shall satisfy the Rating Condition with regard to the same; and

(d) Borrower shall not amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, or default in its obligations under, any Material Agreement or Permitted Encumbrance, and Borrower shall not amend or cause to be amended any of the Material Agreements in any manner that might diminish (x) the value of the applicable Property or Properties or (y) the rights of Borrower or Lender thereunder, or cause or reasonably expect to cause a Material Adverse Effect.

Section 6.12 ERISA

.

(a) Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

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(b) Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgages or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

Section 6.13 Alterations and Expansions

.  Upon the occurrence and during the continuance of any Trigger Period or Event of Default, Borrower shall not perform or contract to perform any capital improvements requiring Capital Expenditures that are not consistent with the Approved Annual Budget.  Borrower shall not perform, undertake, contract to perform or consent to any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld.  If Lender’s consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time.  Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant.  If the total unpaid amounts due and payable with respect to alterations to the improvements at any Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed the greater of five percent (5%) of the Allocated Loan Amount with respect to such Property or $100,000 (the “Alteration Threshold Amount”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following as determined by Borrower:  (A) cash, (B) non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the Certificates in connection with any Securitization, (D) a Letter of Credit, or (E) a completion and performance bond issued by an Eligible Institution.  Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the improvements on the applicable Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Alteration Threshold Amount and upon the occurrence and during the continuance of an Event of Default, Lender may apply such security from time to time at the option of Lender to pay for such alterations.

Section 6.14 Advances and Investments

.  Borrower shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.

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Section 6.15 Single-Purpose Entity

.  Borrower shall not cease to be a Single-Purpose Entity.  Borrower shall not remove or replace any Independent Director without Cause and without providing at least two Business Days’ advance written notice thereof to Lender and the Rating Agencies.

Section 6.16 Zoning and Uses

.  Borrower shall not do any of the following without the prior written consent of Lender, which consent shall not be unreasonably withheld:

(a) initiate or support any limiting change in the permitted uses of any of the Properties (or to the extent applicable, zoning reclassification of any of the Properties) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to a Property, or use or permit the use of a Property in a manner that would result in the use of such Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, Material Agreement, Permitted Encumbrance, or Legal Requirement (and if under applicable zoning ordinances the use of all or any portion of any Property is a nonconforming use, Borrower shall not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Lender);

(b) consent to any modification, amendment or supplement to any of the terms of, or materially default in its obligations under, any Permitted Encumbrance;

(c) impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon a Property other than Permitted Encumbrances;

(d) execute or file any subdivision plat affecting any of the Properties, or institute, or permit the institution of, proceedings to alter any tax lot comprising any of the Properties; or

(e) permit or consent to any of  the Properties being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

Section 6.17 Waste

.  Borrower shall not commit or permit any Waste on any of the Properties, nor take any actions that might invalidate any insurance carried on any of the Properties (and Borrower shall promptly correct any such actions of which Borrower becomes aware).

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ARTICLE VII

DEFAULTS

Section 7.1 Event of Default

.  The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (any Event of Default which has occurred shall continue unless and until waived by Lender in writing in its sole discretion or Lender accepts cure of such Event of Default in writing in its sole discretion):

(a) Payment.

(i) Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including, without limitation, any mandatory prepayment required hereunder); or

(ii) Borrower shall default in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents  (other than principal and interest owing hereunder or under the Note) and such default shall continue for at least three Business Days after notice to Borrower that such amounts are owing.

(b) Representations.  Any representation made by Borrower or Sponsor in any of the Loan Documents, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation which itself contains a materiality qualifier, in any respect) as of the date such representation was made.

(c) Other Loan Documents.  Any Loan Document shall fail to be in full force and effect or to convey the material Liens, rights, powers and privileges purported to be created thereby; or a default by Borrower or Sponsor shall occur under any of the other Loan Documents or Material Agreements, in each case, beyond the expiration of any applicable cure period.

(d) Bankruptcy, etc.

(i) Borrower or Sponsor shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the “Bankruptcy Code”);

(ii) Borrower or Sponsor shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or Sponsor, or shall dissolve or otherwise cease to exist;

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(iii) there is commenced against Borrower or Sponsor an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 90 days after commencement;

(iv) Borrower or Sponsor is adjudicated insolvent or bankrupt;

(v) Borrower or Sponsor suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 90 days after commencement of such appointment;

(vi) Borrower or Sponsor makes a general assignment for the benefit of creditors; or

(vii) any action is taken by Borrower or Sponsor for the purpose of effecting any of the foregoing.

(e) Change of Control.

(i) A Change of Control shall occur; or

(ii) any party shall acquire more than 49% of the direct or indirect equity interest in Borrower (even if not constituting a Change of Control) and Borrower shall fail to deliver to Lender with respect to such new equityholder a new non-consolidation opinion satisfactory to (A) prior to the occurrence of any Securitization of the Loan, Lender (Lender’s approval of any such non-consolidation opinion which is in substantially the form of the Nonconsolidation Opinion not to be unreasonably withheld), and (B) at any time following any Securitization or series of Securitizations of the Loan, each of the Rating Agencies rating such Securitization or Securitizations.

(f) Equity Pledge; Preferred Equity.  Any direct or indirect equity interest in or right to distributions from Borrower shall be subject to a Lien in favor of any Person, or Borrower or any holder of a direct or indirect interest in Borrower shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity); except that the following shall be permitted:

(i) any pledge of direct and indirect equity interests in and rights to distributions from a Qualified Equityholder;

(ii) any pledge in connection with a New Mezzanine Loan (as defined in the Cooperation Agreement) and in accordance with the Cooperation Agreement; and

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(iii) the issuance of preferred equity interests in a Qualified Equityholder.

(g) Insurance.  Borrower shall fail to maintain in full force and effect all Policies required hereunder, except to the extent that (x) there are then sufficient funds in the Basic Carrying Costs Escrow Account to pay the insurance premiums for such Policies and (y) Lender wrongfully fails to or refuses to release the same from the Basic Carrying Costs Escrow Account.

(h) ERISA.  A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8.

(i) Legal Requirements.  If Borrower fails to cure (or cause to be cured) properly any violations of Legal Requirements affecting all or any portion of any Property within 30 days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such 30 day period, then Borrower shall be permitted up to an additional 60 days to cure such violation provided that Borrower commences a cure within such initial 30 day period and thereafter diligently and continuously pursues such cure.

(j) Taxes.  If any of the Taxes are not paid prior to the date upon which any interest or late charges shall begin to accrue thereon, except to the extent that (x) there are then sufficient funds in the Basic Carrying Costs Escrow Account to pay such Taxes and (y) Lender wrongfully fails to or refuses to release the same from the Basic Carrying Costs Escrow Account.

(k) Impermissible Transfer.  If any Borrower Transfers or otherwise encumbers any portion of any Property or any interest therein, or any direct or indirect interest in a Borrower, Qualified Equityholder, or Sponsor is Transferred, in each instance, in violation of the provisions of this Agreement and not otherwise consented to by Lender.

(l) Nonconsolidation Opinion.  If any of the factual assumptions relating to the conduct of Borrower or Sponsor contained in the Nonconsolidation Opinion delivered to Lender in connection with the Loan, or in any additional nonconsolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect.

(m) Approved Property Management Agreement; Approved Property Manager.  If a material default by any Borrower has occurred and continues beyond any applicable cure period under any Approved Management Agreement and as a result of such default the Approved Property Manager thereunder terminates or cancels such Approved Management Agreement, or if any Approved Property Manager (including, without limitation, an Affiliated Approved Property Manager) is removed or resigns other than in accordance with Section 5.10.

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(n) Negative Covenants.  If any Borrower breaches any of its respective negative covenants contained in Article 6 unless otherwise addressed in any other clause of this Section 7.1.

(o) Implementation of Blocked Account.  If the Blocked Account is not opened and implemented within five days after written notice from Lender, provided that Lender shall only deliver such notice if the requirements under Section 5.25 are not satisfied.

(p) Other Covenants.  A default shall occur in the performance or observance by Borrower of any term, covenant or agreement (other than those referred to in subsections (a) through (o), inclusive, of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that in the case of a default that can be cured by the payment of money, such default shall not constitute an Event of Default unless and until it shall remain uncured for 10 days after Borrower receives written notice thereof; and in the case of a default that cannot be cured by the payment of money but is susceptible of being cured within 30 days, such default shall not constitute an Event of Default unless and until it remains uncured for 30 days after Borrower receives written notice thereof, provided that within 10 days of its receipt of such written notice, Borrower delivers written notice to Lender of its intention and ability to effect such cure within such 30 day period; and if such non-monetary default is not cured within such 30 day period despite Borrower’s diligent efforts but is susceptible of being cured within 90 days of Borrower’s receipt of Lender’s original notice, then Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of 90 days from Borrower’s receipt of Lender’s original notice, provided that prior to the expiration of the initial 30 day period, Borrower delivers written notice to Lender of its intention and ability to effect such cure prior to the expiration of such 90 day period.

Section 7.2 Remedies

.

(a) Upon the occurrence and during the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgages and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Properties (including, without limitation, all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in paragraph 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender.  Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

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(b) If Lender forecloses on any of the Properties, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Properties and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that at the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Properties and applied in reduction of the Indebtedness.

(c) Upon the occurrence and during the continuance of any Event of Default (including, without limitation, an Event of Default resulting from a failure to satisfy the insurance requirements specified herein), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default.  Subject to the rights of Tenants, Lender may enter upon any or all of the Properties upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Properties or to foreclose the Mortgages or collect the Indebtedness.  The costs and expenses incurred by Lender in exercising rights under this paragraph (including, without limitation, reasonable attorneys’ fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgages and other Loan Documents and shall be due and payable to Lender upon demand therefor.

(d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

Section 7.3 No Waiver

.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient.  A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

Section 7.4 Application of Payments after an Event of Default

.  Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender’s sole discretion either toward the components of the Indebtedness (e.g., Lender’s expenses in enforcing the Loan, interest, principal and other amounts payable hereunder) and the Notes in such sequence as Lender shall elect in its sole discretion, or toward the payment of Property expenses.

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ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1 Conditions Precedent to Closing

.  This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived on the date that Lender has funded the Loan):

(a) Loan Documents.  Lender shall have received a duly executed copy of each Loan Document.  Each Loan Document which is to be recorded in the public records shall be in form suitable for recording.  Each Mortgage shall secure the entire Indebtedness, provided that in the event that the jurisdiction in which the Property is located imposes a mortgage recording, intangibles or similar Tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such Tax payable, the principal amount secured by such Mortgage shall be equal to the greater of (x) 125% of such Property’s Allocated Loan Amount and (y) the appraised value of such Property.

(b) Collateral Accounts.  Each of the Collateral Accounts shall have been established with the Cash Management Bank and funded to the extent required under Article III.

(c) Opinions of Counsel.  Lender shall have received, in each case in form and substance reasonably satisfactory to Lender, (i) a New York legal opinion, (ii) a legal opinion with respect to the laws of each state in which one of the Properties is located, (iii) a bankruptcy nonconsolidation opinion with respect to each Person owning at least a 49% direct or indirect equity interest in Borrower and any affiliated property manager, and (iv) a Delaware legal opinion regarding matters related to Single Member LLCs.

(d) Organizational Documents.  Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including, without limitation,:

(i) Authorizing Resolutions.  A certified copy of the resolutions approving and adopting the Loan Documents to be executed by Borrower and authorizing the execution and delivery thereof.

(ii) Organizational Documents.  Certified copies of the organizational documents of Borrower (including, without limitation, any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.

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(iii) Certificates of Good Standing or Existence.  Certificates of good standing or existence for Borrower issued as of a recent date by its state of organization and by each state in which one of the Properties is located.

(iv) Recycled Entity Certificate.  A recycled entity certificate acceptable to Lender, to the extent that Borrower was formed more than 60 days prior to the date hereof.

(e) Lease; Material Agreements.  Lender shall have received true, correct and complete copies of all Leases and all Material Agreements.

(f) Lien Search Reports.  Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Properties and Borrower (including, without limitation, Borrower’s immediate predecessor, if any), such searches to be conducted in such locations as Lender shall have requested.

(g) No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

(h) No Injunction.  No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

(i) Representations.  The representations in this Agreement and in the other Loan Documents shall be true, correct and complete in all respects on and as of the Closing Date with the same effect as if made on such date.

(j) Estoppel Letters.  Borrower shall have received and delivered to Lender estoppel certificates from such parties and in such form and substance as shall be satisfactory to Lender, each of which shall specify that Lender and, to the extent obtainable upon using commercially reasonably efforts, Lender’s successors and assigns, may rely thereon.

(k) No Material Adverse Effect.  No event or series of events shall have occurred which Lender reasonably believes has had or is reasonably likely to have a Material Adverse Effect.

(l) Transaction Costs.  Borrower shall have paid all transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).

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(m) Insurance.  Lender shall have received certificates of insurance on ACORD Form 25 for liability insurance and ACORD Form 28 for casualty insurance demonstrating insurance coverage in respect of the Properties of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement.  Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.

(n) Title.  Lender shall have received a marked, signed commitment to issue, or a signed pro-forma version of, a Qualified Title Insurance Policy in respect of each Property, listing only such exceptions as are reasonably satisfactory to Lender.   If any Qualified Title Insurance Policy is to be issued by, or if disbursement of the proceeds of the Loan are to be made through, an agent of the actual insurer under the Qualified Title Insurance Policy (as opposed to the insurer itself), the actual insurer shall have issued to Lender for Lender’s benefit a so-called “Insured Closing Letter.”

(o) Zoning.  Lender shall have received evidence reasonably satisfactory to Lender that each Property is in compliance with all applicable zoning requirements (including, without limitation, a zoning report, a zoning endorsement if obtainable or a letter from the applicable municipality if obtainable).

(p) Permits; Certificate of Occupancy.  Lender shall have received a copy of all Permits held by Borrower or an Affiliate of Borrower necessary for the use and operation of each Property and the certificate(s) of occupancy, if required, for each Property, all of which shall be in form and substance reasonably satisfactory to Lender.

(q) Engineering Report.  Lender shall have received a current Engineering Report with respect to each Property, which report shall be in form and substance reasonably satisfactory to Lender.

(r) Environmental Report.  Lender shall have received an Environmental Report with respect to each Property that is in form and substance reasonably satisfactory to Lender, has been prepared within the six months prior to Closing, and which discloses no material environmental contingencies with respect to the Properties.

(s) Qualified Survey.  Lender shall have received a Qualified Survey with respect to each Property in form and substance reasonably satisfactory to Lender.

(t) Flood Certifications.  With respect to each Property, flood certifications and evidence of flood insurance with respect to each Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the United States Federal Reserve System, in form and substance reasonably satisfactory to Lender.

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(u) Appraisal.  Lender shall have obtained an Appraisal of each Property satisfactory to Lender.

(v) Consents, Licenses, Approvals, etc.  Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(w) Financial Information.  Lender shall have received financial information relating to the Sponsor, Borrower and the Properties which is satisfactory to Lender.

(x) Annual Budget.  Lender shall have received the 2010 Annual Budget with respect to the Properties.

(y) Additional Matters.  Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender.  All corporate and other proceedings, all other documents (including, without limitation, all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Successors

.  Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party.  All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.  All covenants, promises and agreements in this Agreement contained, by or on behalf of Lender, shall inure to the benefit of Borrower and its permitted successors and assigns.

Section 9.2 GOVERNING LAW

.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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(b) ANY LEGAL SUIT, ACTION, CLAIM, CONTROVERSY OR PROCEEDING AGAINST LENDER, BORROWER OR SPONSOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK)  SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK.  LENDER, BORROWER AND SPONSOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (iii) IRREVOCABLY CONSENT  TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 9.4.

(c) EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CT CORPORATION SYSTEM

111 EIGHTH AVENUE

NEW YORK, NEW YORK 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

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Section 9.3 Modification, Waiver in Writing

.  Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender or Borrower be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by the party against whom enforcement is sought.

Section 9.4 Notices

.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Agreement, as the case may be, in a written notice to the other parties to this Agreement in the manner provided for in this Section).  A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:

Goldman Sachs Commercial Mortgage Capital, L.P.

6011 Connection Drive, Suite 550

Irving, Texas 75039

Attention: Joe Osborne, Esq.

with copies to:

Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention:  Joe Osborne, Esq.

and

Latham & Watkins LLP
885 Third Avenue
New York, New York  10022
Attention:  Michelle Kelban, Esq.

If to Borrower:
c/o Cole Real Estate Investments
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Attention: Legal Department

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with a copy to:

Kutak Rock LLP
8601 N. Scottsdale Road, Suite 300
Scottsdale, Arizona 85253
Attention:  Mitch Padover, Esq.

Section 9.5 TRIAL BY JURY

.  LENDER, BORROWER AND SPONSOR, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER, BORROWER AND SPONSOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER, BORROWER AND/OR SPONSOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LENDER, BORROWER AND SPONSOR.

Section 9.6 Headings

.  The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 9.7 Assignment and Participation

.

(a) Except as explicitly set forth in Sections 2.1 and 2.2 or with respect to any Transfer that is not prohibited by this Agreement, Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, Borrower’s rights, title, interests, remedies, powers and duties hereunder and thereunder).

(b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion to sell one or more of the Notes or any interest therein (an “Assignment”) and/or sell a participation interest in one or more of the Notes (a “Participation”).  Borrower agrees to reasonably cooperate with Lender, at Lender’s request, in order to effectuate any such Assignment or Participation, and Borrower shall promptly provide such information, legal opinions and documents relating to Borrower, Sponsor, the Property, the Approved Property Manager, and any Tenants (to the extent readily obtainable) as Lender may reasonably request in connection with such Assignment or Participation; provided that, Borrower shall not be required to incur out-of-pocket expenses pursuant to this Section 9.7(b), Section 1.1(c), and the Cooperation Agreement (other than Borrower’s or Sponsor’s legal expenses and any

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expenses in connection with any of Borrower’s, Sponsor’s or any of their respective Affiliates’ regulatory filings) in excess of $20,000 in the aggregate.  In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a “Lender” hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be) and to be the sole Lender to designate the account to which payments shall be made by Borrower to the Lenders hereunder.  Goldman Sachs Mortgage Company or, upon the appointment of a Servicer, such Servicer, shall maintain, or cause to be maintained, as agent for Borrower, a register on which it shall enter the name or names of the registered owner or owners from time to time of the Notes.   Borrower agrees that upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate promissory notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced.  The assigning Lender shall notify in writing each of the other Lenders of any Assignment.  Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement, provided that Lender shall direct such parties to keep all non-public information confidential.  After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee.  Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement that such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment.

(c) If, pursuant to this Section 9.7, any interest in this Agreement or any Note is transferred to any transferee that is not a U.S. Person, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to furnish to the transferor Lender either Form W-8BEN or Form W-8ECI or any other form in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax on all interest payments hereunder, and (ii) to agree (for the benefit of Lender and Borrower) to provide the transferor Lender a new Form W-8BEN or Form W-8ECI or any forms reasonably requested in order to establish an exemption from, or reduction in the rate of, U.S. withholding tax upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

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Section 9.8 Severability

.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 9.9 Preferences; Waiver of Marshalling of Assets

.  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents, provided such application, reversal and reapplication is consistent with the provisions of this Agreement.  To the extent Borrower makes a payment or payments to Lender, which payment or payments or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or payments received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or payments had not been received by Lender.    To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of any Borrower, and any Borrower’s partners and others with interests in any Borrower, or to a sale in inverse order of alienation in the event of foreclosure of any Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of Lender to the payment of the Indebtedness out of the net proceeds of the Properties in preference to every other claimant whatsoever.  In addition, to the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any Mortgage, any equitable right otherwise available to such Borrower which would require the separate sale of any Property or require Lender to exhaust its remedies against any Property before proceeding against any other Property; and further in the event of such foreclosure, each Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 9.10 Remedies of Borrower

.  If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement, the Notes, the Mortgages or the other Loan Documents, any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment.  Without in any way limiting the foregoing, Borrower shall not assert, and hereby waives, any claim against Lender and/or its Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for direct, special, indirect, consequential or punitive damages (whether or not the claim

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therefore is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, as a result of, or in any way related to, the Loan Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.11 Offsets, Counterclaims and Defenses

.  All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims.  Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness.  Any assignee of Lender’s interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan.

Section 9.12 No Joint Venture

.  Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in any Property other than that of mortgagee or lender.

Section 9.13 Conflict; Construction of Documents

.  In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail.

Section 9.14 Brokers and Financial Advisors

.  Each party represents to the other that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Each party agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of such party in connection with the transactions contemplated in this Agreement.  The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 9.15 Counterparts

.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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Section 9.16 Estoppel Certificates

.

(a) Borrower agrees at any time and from time to time, to execute, acknowledge and deliver to Lender, within ten days after receipt of Lender’s written request therefor, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower’s knowledge, Lender, is in default under the Loan Documents (or specifying any such default), (F) that all Leases are in full force and effect and have not been modified (except in accordance with the Loan Documents), (G) whether or not any of the Tenants under the Leases are in material default under the Leases (setting forth the specific nature of any such material defaults) and (H) such other matters as Lender may reasonably request.  Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.

(b) Upon Lender’s written request, Borrower shall use commercially reasonable efforts to obtain from each Tenant whose Lease requires such Tenant to execute and deliver an estoppel certificate in form and substance reasonably satisfactory to Lender, and shall thereafter promptly deliver to Lender duly executed estoppel certificates from any one or more of such Tenants under such Leases as requested by Lender.  Borrower shall not be required to deliver such certificates more frequently than one time in any 12-month period, other than the 12-month period during which a Securitization occurs or is attempted.

Section 9.17 Payment of Expenses; Mortgage Recording Taxes

.  Borrower, jointly and severally, shall reimburse Lender upon receipt of written notice from Lender for (i) all out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with the origination of the Loan, including, without limitation, legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Qualified Title Insurance Policy, the Qualified Survey, the Environmental Report and any other third-party diligence materials; (ii) all out-of-pocket costs and expenses incurred by Lender (or any of its Affiliates) in connection with (A) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or otherwise required hereunder (including, without limitation, Leases, Material Agreements, and Permitted Encumbrances, (B) filing, registration or recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents (including, without limitation, the filing, registration or recording of any instrument of further assurance) and all federal, state, county and municipal, taxes (including, without limitation, if applicable, intangible taxes), duties, imposts, assessments and charges (other than income taxes) arising out of or in connection with the execution and delivery of the Loan Documents, any mortgage supplemental thereto, any security instrument with respect

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to the Collateral or any instrument of further assurance, (C) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, and (D) the satisfaction of the Rating Condition when required; and (iii) all out-of-pocket costs and expenses (including, without limitation, if the Loan has been securitized, special servicing fees) incurred by Lender (or any of its Affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including, without limitation, any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring or workout and any insolvency or bankruptcy proceedings (including, without limitation, any applicable transfer taxes).

Section 9.18 No Third-Party Beneficiaries

.  This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 9.19 Non-Recourse

.

(a) Notwithstanding anything herein to the contrary, except as expressly set forth in this Section 9.19 and in the Environmental Indemnity, the Loan shall not be recourse to Borrower.  In addition, no recourse shall be had for the Loan against any other Person, including, without limitation, any Affiliate of Borrower or any officer, director, partner or equityholder of Borrower or any such Affiliate, unless expressly set forth in a Loan Document or other written agreement to which such Person is a party.

(b) Borrower shall jointly and severally indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including, without limitation, the legal and other expenses of enforcing the obligations of Borrower under this Section 9.19 and the Sponsor under the Guaranty) resulting from or arising out of any of the following (the “Indemnified Liabilities”), which Indemnified Liabilities shall be guaranteed by Sponsor pursuant to the Guaranty:

(i) any intentional or grossly negligent physical Waste with respect to the Property committed or permitted by Borrower, the Sponsor or any of their respective Affiliates;

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(ii) any fraud, willful misconduct or intentional misrepresentation committed by Borrower, the Sponsor or any of their respective Affiliates;

(iii) the misappropriation or misapplication by Borrower, the Sponsor or any of their respective Affiliates of any funds (including, without limitation, misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds and the violation of the last sentence of Section 5.7(d));

(iv) any voluntary Debt if and to the extent prohibited hereunder (for these purposes, Debt will be regarded as voluntary if either incurred voluntarily or if not repaid by Borrower from available cash flow);

(v) any breach by Borrower or the Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity;

(vi) the failure of Borrower to be a Single-Purpose Entity from and after the Closing Date, and to have always been a single-purpose entity as described in Section 4.17(a);

(vii) removal by Borrower, Sponsor, or any of their respective Affiliates of personal property from any Property during or in anticipation of an Event of Default, unless replaced with personal property of the same utility and of the same or greater value and utility;

(viii) any fees or commissions paid by Borrower to any Affiliate in violation of the terms of this Agreement; and

(ix) if any Property does not constitute one or more separate tax lots or constitutes a portion of any tax lot with any other real property that is not part of the Property, provided that any liability under this clause (ix) shall automatically terminate upon the issuance or one or more separate tax lot designations.

In addition to the foregoing, the Loan shall be fully recourse to Borrower and Sponsor, jointly and severally, upon (i) any Transfer, voluntary or collusive Lien on Collateral, or Change of Control which is prohibited hereunder or (ii) the occurrence of any filing by any Borrower under the Bankruptcy Code or any joining or colluding by any Borrower or any of their respective Affiliates (including, without limitation, Sponsor) in the filing of an involuntary case in respect of any Borrower under the Bankruptcy Code.

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Section 9.20 Right of Set-Off

.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including, without limitation, branches, agencies or Affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

Section 9.21 Exculpation of Lender

.  Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Properties or other Collateral, (b) any environmental report, or (c) any other matters or items, including, without limitation, engineering, soils and seismic reports which are contemplated in the Loan Documents.  Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

Section 9.22 Servicer

.  Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender’s behalf, shall have the same force and effect as if Servicer were Lender.

Section 9.23 No Fiduciary Duty

.  Borrower acknowledges that Lender and its Affiliates (collectively, solely for purposes of this paragraph, the “Lending Parties”) may have economic interests that conflict with those of Borrower, its stockholders and/or its Affiliates.  Borrower agrees that nothing in this Agreement, the other Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lending Party, on the one hand, and Borrower, its stockholders or its Affiliates, on the other.  Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including, without limitation, the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lending Parties, on the one hand, and Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lending Party has assumed an advisory or fiduciary responsibility in favor of Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby

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(or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lending Party has advised, is currently advising or will advise Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, its management, stockholders, creditors or any other Person.  Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  Borrower agrees that it will not claim that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

Section 9.24 Borrower Information

.  Borrower shall make available to Lender all information concerning its business and operations that Lender may reasonably request.  Provided that Lender shall direct such parties to keep all non-public information confidential, Lender shall have the right to disclose any and all information provided to Lender by Borrower or Sponsor regarding Borrower, Sponsor, the Loan and the Properties (i) to Affiliates of Lender and to Lender’s agents and advisors, (ii) to any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer, participation or Securitization of all or any portion of the Loan or any participations therein or to any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations, in each case, to the extent reasonably required by such Person, (iii) to any Rating Agency in connection with a Securitization or as otherwise required in connection with a disposition of the Loan, (iv) to any Person necessary or desirable in connection with the exercise of any remedies hereunder or under any other Loan Document, (v) to any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal or judicial process and (vi) in any Disclosure Document (as defined in the Cooperation Agreement), provided that such Disclosure Document directs the recipient thereof to keep all non-public information confidential.  In addition, Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to Lender in connection with the administration and management of this Agreement and the other Loan Documents.  Each party hereto (and each of their respective Affiliates, employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including, without limitation, opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure.  For the purpose of this Section 9.24, “tax structure” means any facts relevant to the federal income tax treatment of the Transaction but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.  Lender, all potential assignees, transferees, participants and/or pledgees of the Loan and all of their respective advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower, and

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Borrower hereby indemnifies Lender as to any Damages that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any information provided to Lender by Borrower or Sponsor or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

Section 9.25 PATRIOT Act Records

.  Lender hereby notifies Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and Sponsor, which information includes the name and address of Borrower and Sponsor and other information that will allow Lender to identify Borrower or Sponsor in accordance with the PATRIOT Act.

Section 9.26 Prior Agreements

.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THAT ANY ORIGINATION FEE SPECIFIED IN ANY TERM SHEET, COMMITMENT LETTER OR FEE LETTER SHALL BE AN OBLIGATION OF BORROWER AND SHALL BE PAID AT CLOSING, AND ANY INDEMNIFICATIONS,  FLEX PROVISION, EXIT FEES AND THE LIKE PROVIDED FOR THEREIN SHALL SURVIVE THE CLOSING).

Section 9.27 Publicity

.  If the Loan is made, Lender may issue press releases, advertisements and other promotional materials describing in general terms or in detail Lender's participation in such transaction, and may utilize photographs of the Property in such promotional materials.  Borrower shall not make any references to Lender in any press release, advertisement or promotional material issued by Borrower or Sponsor, unless Lender shall have approved of the same in writing prior to the issuance of such press release, advertisement or promotional material.

Section 9.28 Joint and Several Liability

.  The representations, covenants, warranties and obligations of Borrower hereunder are joint and several.

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Section 9.29 Delay Not a Waiver

.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or under any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 9.30 Schedule and Exhibits Incorporated

.  The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

ARTICLE X

CONTRIBUTION AGREEMENT

Section 10.1 Contribution Generally.

  As a result of the transactions contemplated by this Agreement, each individual Borrower may benefit, directly and indirectly, from the payment of and performance on the Indebtedness by any other Borrower (or the application of the Collateral owned by such other Borrower to the payment of and performance on the Indebtedness) and, in consideration therefor, each Borrower (i) desires to enter into an allocation and contribution agreement with each other Borrower as set forth in this Article 10 to provide a fair and equitable agreement to make contributions among each of the applicable Borrowers in the event any obligation of any Borrower is performed by any other Borrower and (ii) agrees to subordinate and subrogate any rights or claims it may have against other Borrowers as and to the extent set forth in this Article 10.  The statements and provisions set forth in this Article 10 are intended to effectuate, inter alia, a subordination agreement which shall be effective in any bankruptcy or other similar proceeding involving any or all of the Borrowers and/or the Collateral or any portion thereof.

Section 10.2 Reimbursement Contribution.

  In the event any one or more Borrowers (any such Borrower, a “Funding Borrower”) is deemed to have paid an amount in excess of the principal amount attributable to it (such principal amount, the “Allocable Principal Balance”) (any deemed payment in excess of the applicable Allocable Principal Balance, a “Contribution”) as a result of (a) such Funding Borrower’s payment of and/or performance on the Indebtedness and/or (b) Lender’s realization on the Collateral owned by such Funding Borrower (whether by foreclosure, deed in lieu of foreclosure, private sale or other means), then after payment in full of the Loan and the satisfaction of all of Borrowers’ other obligations to Lender, such Funding

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Borrower shall be entitled to contribution from each benefited Borrower for the amount of the Contribution so benefited (any such contribution, a “Reimbursement Contribution”), up to such benefited Borrower’s then current Allocable Principal Balance.  Any Reimbursement Contributions required to be made hereunder shall, subject to the balance of the provisions in this Article 10 regarding payment, subordination and subrogation, be made within ten (10) days after demand therefor.

Section 10.3 Defaulting Borrower.

  If a Borrower (a “Defaulting Borrower”) shall have failed to make a Reimbursement Contribution as hereinabove provided, after the later to occur of (a) payment of the Loan in full and the satisfaction of all of all Borrowers’ other obligations to Lender or (b) the date which is 366 days after the payment in full of the Loan, the Funding Borrower to whom such Reimbursement Contribution is owed shall be subrogated to the rights of Lender against such Defaulting Borrower, including the right to receive a portion of such Defaulting Borrower’s Collateral in an amount equal to the Reimbursement Contribution payment required hereunder that such Defaulting Borrower failed to make; provided, however, if Lender returns any payments in connection with a bankruptcy of a Borrower, all other Borrowers shall jointly and severally pay to Lender all such amounts returned, together with interest at the Default Rate accruing from and after the date on which such amounts were returned.  For the avoidance of doubt, until such time as the Indebtedness is indefeasibly paid in full and satisfied, each Borrower hereby subjects and subordinates to payment of the Indebtedness to the Lender any and all rights of such Borrower under this Article 10, including its right to Reimbursement Contribution, and waives any right of subrogation such Funding Borrower may have with respect thereto.

Section 10.4 Maximum Liability.

  Each Borrower shall be liable under this Article 10 with respect to the Indebtedness only for such total maximum amount (if any) that would not render its Indebtedness hereunder or under any of the Loan Documents subject to avoidance under Chapter 5 of the Bankruptcy Code or any comparable Legal Requirements.

Section 10.5 Applicable Contributions.

  In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from Defaulting Borrowers pursuant hereto shall be equitably allocated among such Funding Borrowers.  In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 10.5, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

Section 10.6 Reimbursement Contribution as Asset

.  Each Borrower acknowledges that the right to receive any Reimbursement Contributions in accordance with the terms hereof shall constitute an asset of the Borrower to which any such Reimbursement Contribution is owing.

Section 10.7 Subordination.

  No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Article 10 shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents are paid in full in cash.  Nothing contained in this Article 10 shall limit or affect in any way the Indebtedness of any Borrower to Lender under this Agreement or any other Loan Documents.

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Section 10.8 Waivers

.  With respect to the agreements set forth in this Article 10 only, each Borrower waives, to the extent permitted by applicable law:

(a) any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against any Borrower;

(b) the defense of the statute of limitations in any action against any other Borrower or for the collection of any indebtedness or the performance of any obligation under the Loan or the repayment of any Contribution and/or collection of any Reimbursement Contribution;

(c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(d) any defense based upon any failure by Lender to obtain Collateral for the Indebtedness or failure by Lender to perfect a lien on any Collateral;

(e) any defense based upon any failure of Lender to give notice of sale or other disposition of any Collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any Collateral;

(f) any defense based upon any failure of Lender to comply with Legal Requirements in connection with the sale or other disposition of any Collateral, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral;

(g) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

(h) any defense based upon the avoidance of any security interest in favor of Lender for any reason;

(i) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note(s) or owing under any of the Loan Documents;

(j) any defense or benefit based upon any Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the applicable Loan Documents purporting to create a Lien to be satisfied by any payment from any other Borrower or any such party; or

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(k) all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Indebtedness or any other amounts owing under the Loan Documents, has destroyed any Borrower’s rights of subrogation and reimbursement against any other Borrower.

[Signatures on the following pages]

.

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Lender and Borrower are executing this Agreement as of the date first above written.

LENDER: GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P., a Delaware limited partnership By: /s/ Joseph M. Osborne Name: Joseph M. Osborne Title: General Counsel, Chief Operating Officer

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BORROWER:

COLE CV MERIDIANVILLE AL, LLC
COLE LA GLENDALE AZ, LLC
COLE WG KINGMAN AZ, LLC
COLE CV NEW PORT RICHEY FL, LLC
COLE WG TWIN FALLS ID, LLC
COLE WG SOUTH ELGIN IL, LLC
COLE WG SOUTH BEND (IRONWOOD) IN, LLC
COLE WG AUGUSTA ME, LLC
COLE WG FRAMINGHAM MA, LLC
COLE WG NORTH MANKATO MN, LLC
COLE CG BLAIR NE, LLC
COLE WG DURHAM (HIGHWAY 54) NC, LLC
COLE WG CLEVELAND (CLARK) OH, LLC
COLE AA HOLLAND OH, LLC
COLE AA SYLVANIA OH, LLC
COLE AA TWINSBURG OH, LLC
COLE MT SUNSET VALLEY TX, LLC
COLE KO MCALLEN TX, LLC
COLE TS PEARSALL TX, LLC
COLE WG APPLETON (NORTHLAND AVENUE) WI, LLC
COLE WG JANESVILLE (WEST COURT) WI, LLC,
each a Delaware limited liability company

By:           /s/ John M. Pons
John M. Pons, Officer